                                                                   EXHIBIT 99.03

                                  EXCITE, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                              MARCH 31,      DECEMBER 31,
                                                                                1999             1998
                                                                             -----------     ------------
                                                                             (unaudited)          (1)
                                     ASSETS
Current assets:
     Cash and cash equivalents                                                $  45,407       $  45,366
     Short-term investments                                                      27,334          15,681
     Restricted investments                                                       1,637             558
     Accounts receivable, net                                                    31,395          36,592
     Related party receivable                                                     5,071           1,826
     Prepaid Netscape distribution costs and trademarks, current portion         47,039          45,473
     Other prepaid and current assets                                            10,534           3,022
                                                                              ---------       ---------
        Total current assets                                                    168,417         148,518

Property and equipment, net                                                      41,351          35,937
Investment in affiliated company                                                  1,667           2,243
Prepaid Netscape distribution costs and trademarks                                8,721          20,954
Intangible assets, net                                                            7,703           8,792
Other assets                                                                     19,177           4,229
                                                                              ---------       ---------
        Total assets                                                          $ 247,036       $ 220,673
                                                                              =========       =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Bank line of credit and other notes payable                              $     100       $   6,100
     Accounts payable                                                             7,672          13,079
     Accrued compensation                                                         8,214           9,038
     Deferred revenue, current portion                                            5,394           2,843
     Capital lease obligations, current portion                                  10,148           7,133
     Non-lease financing, current portion                                         4,373           1,531
     Other equipment financing                                                    1,149           7,481
     Related party liabilities                                                    4,056           5,092
     Other accrued liabilities                                                    6,512           6,741
                                                                              ---------       ---------
        Total current liabilities                                                47,618          59,038

Deferred revenue                                                                  2,000              --
Capital lease obligations                                                        18,668          11,668
Non-lease financing                                                               6,581           1,568
Convertible note                                                                  5,000           5,000

Commitments and contingencies

Stockholders' equity:
    Convertible preferred stock                                                      --             813
    Common stock                                                                     55              52
    Additional paid-in-capital ("APIC")                                         309,091         277,759
    Deferred compensation                                                          (789)           (907)
    Unrealized gain on available-for-sale investments                             1,889           1,319
    Accumulated deficit                                                        (143,077)       (135,637)
                                                                              ---------       ---------
       Total stockholders' equity                                               167,169         143,399
                                                                              ---------       ---------
            Total liabilities and stockholders' equity                        $ 247,036       $ 220,673
                                                                              =========       =========

(1) Derived from audited financial statements as of December 31, 1998.


   The accompanying notes are an integral part of these financial statements.

                                  EXCITE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data; unaudited)

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                             -----------------------
                                                               1999           1998
                                                             --------       --------
Revenues (1)                                                 $ 54,085       $ 24,256

Cost of revenues:
   Hosting costs                                                6,813          2,788
   Royalties and other cost of revenues                         3,944          3,219
                                                             --------       --------
      Total cost of revenues                                   10,757          6,007
                                                             --------       --------

Gross profit                                                   43,328         18,249

Operating expenses:
   Research and development                                     7,533          6,252
   Sales and marketing                                         20,358         10,776
   Distribution license fees and data acquisition costs         6,935          3,986
   General and administrative                                   5,037          3,115
   Merger and acquisition related costs, including
    amortization of goodwill and other purchased
    intangibles                                                 2,365            977
   Amortization of prepaid Netscape service                     7,574             --
                                                             --------       --------
      Total operating expenses                                 49,802         25,106
                                                             --------       --------

Operating loss                                                 (6,474)        (6,857)
Interest expense and other, net                                  (390)          (208)
Equity share of losses of affiliated company                     (576)          (479)
                                                             --------       --------

Net loss                                                     $ (7,440)      $ (7,544)
                                                             ========       ========

Basic and diluted net loss per share                         $  (0.14)      $  (0.18)
                                                             ========       ========

Shares used in computing net loss per share                    52,807         41,336
                                                             ========       ========


(1) Includes related party revenue of $6.6 million and $0.8 million for the three months ended March 31, 1999 and 1998, respectively.



   The accompanying notes are an integral part of these financial statements.

                                  EXCITE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
   (Increase (decrease) in cash and cash equivalents, in thousands; unaudited)

                                                                                     THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                   -----------------------
                                                                                     1999           1998
                                                                                   --------       --------
CASH FLOWS USED BY OPERATING ACTIVITIES:
Net loss                                                                           $ (7,440)      $ (7,544)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Amortization of deferred compensation                                               119            158
    Compensation expense from accelerated deferred compensation
      charges and stock option vesting                                                   --            122
    Depreciation                                                                      5,193          2,339
    Amortization of intangibles                                                       1,089            278
    Amortization of Netscape service, distribution costs and trademarks              10,667             --
    Loss on disposal of property and equipment                                          365            174
    Equity share of losses in affiliated company                                        576            479
  Changes in assets and liabilities:
      Accounts receivable                                                             5,197            712
      Other prepaid expenses and current assets                                      (7,512)          (263)
      Other assets                                                                   (6,948)         1,866
      Accounts payable                                                               (5,407)        (1,587)
      Accrued compensation                                                             (824)        (1,481)
      Related party liabilities                                                      (4,279)        (2,008)
      Deferred revenue                                                                  551           (239)
      Other accrued liabilities                                                        (229)         1,276
                                                                                   --------       --------
        Net cash used by operating activities                                        (8,882)        (5,718)
                                                                                   --------       --------

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchases of property and equipment                                                (5,200)          (141)
  Purchases of investments                                                          (19,490)        (9,159)
  Sales and maturities of investments                                                 3,327          8,794
  Investment in affiliated company                                                       --         (2,019)
                                                                                   --------       --------
        Net cash used in investing activities                                       (21,363)        (2,525)
                                                                                   --------       --------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  Proceeds (payments) on capital lease and other financing obligations                5,764         (1,267)
  Net (payments) proceeds on bank line of credit and other notes payable             (6,000)            10
  Proceeds from issuance of common stock                                             30,522          2,543
                                                                                   --------       --------
        Net cash provided by financing activities                                    30,286          1,286
                                                                                   --------       --------

Net increase (decrease) in cash and cash equivalents                                     41         (6,957)
Cash and cash equivalents at beginning of period                                     45,366         16,073
                                                                                   --------       --------
Cash and cash equivalents at end of period                                         $ 45,407       $  9,116
                                                                                   ========       ========
NON-CASH FINANCING ACTIVITIES:
  Conversion of convertible preferred stock to common stock                        $     --       $  8,705
  Property and equipment acquired under capital leases and other non-
    lease financing                                                                $  5,772       $  3,719
SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Cash paid for interest                                                           $    756       $    434



   The accompanying notes are an integral part of these financial statements.

                                  EXCITE, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Business

   Excite, Inc. ("Excite" or the "Company"), formerly Architext Software, Inc., which was formed in June 1994, is a global Internet media company offering consumers and advertisers comprehensive Internet navigation services with extensive personalization capabilities. The Excite Network consists of the Excite (www.excite.com) and WebCrawler (www.webcrawler.com) brands, which provide a gateway to the World Wide Web (the "Web") that organizes, aggregates and delivers information to meet the needs of individual consumers. Designed to help consumers navigate the Web, the Excite Network contains a suite of specialized information services, organized under numerous topical channels which combine proprietary search technology, editorial Web reviews, aggregated content from third parties, bulletin boards, chat and other community features and personalization capabilities. Localized versions of Excite are available in Australia, China, France, Germany, Italy, Japan, Sweden, the Netherlands and the United Kingdom. The Company conducts its business within two industry segments, including the selling of banner and sponsorship advertising on the Excite Network to customers in various industries, and, through Excite's wholly-owned subsidiary, MatchLogic, Inc. ("MatchLogic"), ad serving and targeting services. See "Risk Factors that May Affect Future Results - Acquisition Strategy; Integration of Past and Future Acquisitions."

   Basis of Presentation

    The unaudited condensed consolidated financial statements have been prepared by the Company and reflect all adjustments, which are in the opinion of management, necessary for a fair presentation of the interim periods presented. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire year ending December 31, 1999. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations. A condensed consolidated statement of comprehensive loss has not been presented because the components of comprehensive loss are not material.

   These unaudited condensed consolidated financial statements and notes included herein should be read in conjunction with the Company's audited consolidated financial statements and notes as included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998 as filed with the Securities and Exchange Commission on April 26, 1999.

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results may differ from those estimates.

   Revenue Recognition

   Advertising revenues are derived principally from short-term advertising contracts in which the Company guarantees a minimum number of impressions
(a view of an advertisement by a consumer) for a fixed fee. The Company also enters into a number of longer-term advertising and commerce sponsorship agreements. These agreements generally involve more integration with Excite services and provide for more varied sources of revenue to Excite over the term of the agreements, which average between 2 to 3 years. Under these agreements, Excite earns fees for initial programming, initiation of service and access to the Excite Network, and for generating impressions, which in some instances are guaranteed. These revenues, as well as contract and other revenues, which include MatchLogic's ad serving and targeting revenues, are generally recognized ratably over the term of the agreements, provided that the Company does not have any significant remaining obligations and collection of the resulting receivable is probable. To the extent that impression deliveries are falling short of the guarantees, the Company defers recognition of the corresponding revenues. The terms of a number of these agreements provide that revenues from advertising and electronic commerce transactions are to be shared between the advertiser and Excite as realized.

   Per Share Data

   The Company has excluded all convertible debt, convertible preferred stock, warrants and employee stock options from the computation of basic and diluted earnings per share because all such securities are anti-dilutive for all periods presented. The following table sets forth the computation of basic and diluted earnings per share for the three months ended March 31, 1999 and 1998, respectively:

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                       -----------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA; UNAUDITED)         1999           1998
                                                       --------       --------

Net loss                                               $ (7,440)      $ (7,544)
                                                       ========       ========
  Weighted average shares outstanding                    53,241         42,236
  Weighted average common shares issued subject
    to repurchase agreements                               (434)          (900)
                                                       --------       --------
Shares used to compute basic and diluted net loss
  per share                                              52,807         41,336
                                                       ========       ========
Basic and diluted net loss per share                   $  (0.14)      $  (0.18)
                                                       ========       ========

   Reclassifications

   Certain previously reported amounts have been reclassified to conform to the current presentation format.

2.  AT HOME MERGER

   On January 19, 1999, Excite, At Home Corporation, or "At Home," a company that provides Internet services to consumers and businesses over the cable television infrastructure, and Countdown Acquisition Corporation, a wholly-owned subsidiary of At Home, entered into a definitive Agreement and Plan of Reorganization, or the "Merger Agreement."

   Pursuant to the Merger Agreement, Excite will become a wholly-owned subsidiary of At Home. At the effective time of the Merger, all outstanding shares of Excite's Common Stock will be exchanged for shares of At Home's Series A Common Stock, and options and warrants to purchase Excite's Common Stock will be exchanged for options or warrants, as applicable, to purchase shares of At Home's Series A Common Stock. Each share of Excite's Common Stock will be exchanged for 1.041902 shares of At Home's Series A Common Stock. At Home has announced that it intends to effect a 2-for-1 stock split, for the stockholders of record as of June 2, 1999, which is subject to stockholder approval. If this stock split occurs before the merger closes, each Excite stockholder will receive 2.083804 shares of At Home's Series A Common Stock for each share of Excite Common Stock. The exercise price and number of shares of Excite's Common Stock subject to options or warrants will be appropriately adjusted to reflect the exchange ratio. Any outstanding convertible debt at the effective time of the Merger, will thereafter be convertible into the number of shares of At Home's Series A Common Stock to which a holder of Excite's Common Stock would have been entitled to receive if the holder had converted the convertible debt into Excite's Common Stock prior to the Merger. The transaction is intended to qualify as a tax-free reorganization and will be accounted for as a purchase.

   In connection with the execution of the Merger Agreement, Excite and At Home entered into a Stock Option Agreement, or the "Stock Option Agreement," pursuant to which Excite granted to At Home an option to purchase up to 19.9% of the outstanding shares of Excite's Common Stock, which is exercisable upon the occurrence of certain events relating to Excite terminating the Merger Agreement and entering into a similar agreement with a third party specified in the Stock Option Agreement.

   The Merger, which is expected to close in the second quarter of 1999, is subject to approval of the Excite and At Home stockholders. The meeting of the stockholder's of Excite and At Home will take place on May 28, 1999. In April 1999, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act expired. In April 1999, the Securities and Exchange Commission declared effective the registration statement on Form S-4 with respect to the shares of At Home's Series A Common Stock to be issued in the Merger.

   Excite may be required to pay a substantial termination fee if the Merger Agreement is terminated for certain specific reasons and Excite is subsequently acquired by another party. Excite has filed the Merger Agreement with the Securities and Exchange Commission on January 20, 1999 under its Report on
Form 8-K.

3.  CAPITALIZED INTERNAL USE SOFTWARE

   In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which establishes guidelines for the accounting for the costs of all computer software developed or obtained for internal use. The Company adopted SOP 98-1 effective for the year ended December 31, 1998.

   The Company is in the process of developing and implementing an internal use software system which will integrate certain modules, such as: an order entry system; campaign management database; advertising tracking system and customer billing interface. During the first quarter of 1999, Excite began the application phase of this software system and as a result, has capitalized approximately $1.0 million in application programming and testing costs. Upon the completion of the various modules, the capitalized software costs are to be amortized ratably on a straight-line basis over a two year period, which is estimated to begin in the second half of 1999. The actual lives of the Company's capitalized software for internal use may differ from the Company's estimates, and such differences may cause carrying amounts of these assets to be reduced. During 1999, the Company expects to capitalize approximately $3.5 million relating to this internal use software system.

4.  BANK LINE OF CREDIT

   During 1997, the Company entered into and borrowed on a $6.0 million line of credit. The Company repaid the outstanding balance of $6.0 million and canceled this line of credit during the three months ended March 31, 1999.

   In March 1999, the Company entered into a secured revolving credit facility totaling $20.0 million with a letter of credit limit of $5.0 million, expiring in March 2000. The interest rate, determined by the level of borrowings, is based upon either the LIBOR rate plus 2.5% or a base rate established by the financial institution at the time of borrowing. Accrued interest on outstanding borrowings is payable monthly in arrears and any unpaid principal is due upon termination of the credit facility. Borrowings are collateralized by a security interest in substantially all of the Company's assets, including intellectual property. There was no outstanding balance under this credit facility at March 31, 1999. Under this credit facility, the Company is subject to certain commitment and utilization fees on the unused portion of the committed amount. At March 31, 1999, fees incurred were not material to the financial results of the Company. The credit facility requires the Company to maintain certain quarterly financial covenants. At March 31, 1999, the Company was in compliance with these covenants.

5.  JOINT VENTURES

    In March 1999, the Company and Retevision SA. ("Retevision") entered into a joint venture agreement to form Excite Retevision Espana SL ("Excite Espana"). The new company, Excite Espana, which is owned 50% by Excite and 50% by Retevision, will program certain portions of www.iddeo.es, the Internet site of Retevision, as well as provide a Spanish language search directory service under the Excite brand. Retevision has committed to provide the initial start-up capital for the venture, while Excite will provide the core technology, related services and brand name. Retevision will contribute a total of $5.0 million to Excite Espana. Excite will account for its interest in the joint venture under the equity method.

6.  RELATED PARTY TRANSACTIONS

   Investment in T E Network, Inc.

   In March 1999, the Company signed a stock purchase agreement with an online gaming Company, T E Network, Inc. ("TEN"). Under the agreement, the Company purchased 2,000,000 shares of TEN's Series D Preferred Stock for an aggregate purchase price of $8.0 million in consideration for a $4.0 million cash payment in March 1999 and a commitment for Excite to provide $4.0 million of promotional services through April 2002.

   America Online

   Revenues under the Company's five-year distribution agreement with America Online, Inc. ("AOL") signed in November 1996, were $1.1 million and $0.8 million for the three months ended March 31, 1999 and 1998, respectively. Expenses associated with this agreement for the three months ended March 31, 1999 and 1998 were not material.

   In January 1999, AOL sold approximately 4,900,000 shares of Excite Common Stock. As a result, of this sale, AOL ceased to be the beneficial owner of more than five percent of Excite's Common Stock on that date.

   In February 1999, AOL exercised its warrant to purchase 325,000 shares of Excite Series E Preferred Stock ("Series E"). AOL elected to receive a lesser number of shares in exchange for a reduction in the total exercise price, resulting in the net issuance of 311,970 shares of Series E, which were converted into 623,940 shares of Excite Common Stock. AOL sold the 623,940 shares of Excite Common Stock in February 1999.

   Notes Receivable from an Officer

   In January 1999, the Company provided an officer of the Company a loan option for $1.0 million. In March 1999, the officer exercised this loan option and borrowed $1.0 million from the Company. This note receivable bears interest at approximately 4.7% compounded annually and is secured by the officer's stock options of the Company. The note receivable is due upon termination of employment with the Company for any reason. Accrued interest as of March 31, 1999 was not material. In April 1999, $620,000 of the outstanding note receivable was repaid.

7.  NETSCAPE AGREEMENT

   In April 1998, the Company and Netscape entered into a two-year agreement (the "Netcenter Agreement") with respect to Netscape's "Netcenter" online service. The Company has paid a total of $70.0 million as a prepayment of its obligations under the Netcenter Agreement. In addition, the Company issued a warrant to Netscape to purchase 846,158 shares of the Company's Common Stock at an exercise price of approximately $29.55 per share and a second warrant to purchase 72,411 shares of the Company's Common Stock at an exercise price of approximately $138.10 per share. The fair value assigned to the warrants was $19.9 million. The $89.9 million, representing the combined value of marketing and distribution rights, trademarks and other exclusive rights, which extend over the term of the Netcenter Agreement, is being recognized ratably over the term of the agreement as distribution services are received, commencing with the launch of the service in June 1998.

   Prepaid Netscape Distribution Costs and Trademarks consists of the following:

                                                        AMORTIZATION
                                                       FOR THE THREE
                                       BALANCE AS OF    MONTHS ENDED     BALANCE AS OF
                                        DECEMBER 31,      MARCH 31,        MARCH 31,
(IN THOUSANDS)                             1998             1999             1999
                                       -------------   -------------     -------------
Prepaid distribution license fees
  and data acquisition costs             $ 23,509           (3,093)          20,416
Prepaid Netscape service                   35,834           (6,324)          29,510
Prepaid trademark license                   7,084           (1,250)           5,834
                                         --------         --------         --------
                                         $ 66,427         $(10,667)        $ 55,760
                                         ========         ========         ========

   During the three months ended March 31, 1999, the Company amortized $10.7 to operations. The $10.7 million charge to operations was as follows: $3.1 million was included in Distribution License Fees and Data Acquisition Costs and
$7.6 million was reported separately as Amortization of Prepaid Netscape
Service.

   In January and February 1999, Netscape exercised a portion of the first warrant issued under the Netcenter Agreement and paid approximately
$19.1 million to purchase 646,158 shares of the Company's Common Stock. As of March 31, 1999, Netscape had exercised the entire portion of the first warrant issued. The second warrant is exercisable for a two-year period commencing April 30, 1999.

   In March 1999, AOL completed the acquisition of Netscape, with Netscape becoming a wholly-owned subsidiary of AOL.

   In April 1999, Excite announced that it provided notice to Netscape, pursuant to the terms of the Netcenter Agreement, that it intends to terminate its agreement with respect to Netcenter as a result of the acquisition of Netscape by AOL. This agreement will terminate on June 17, 1999.

   Upon Excite providing Netscape notice to terminate the Netcenter Agreement, Excite is obligated to continue to operate the co-branded services for Netscape's Netcenter through June 17, 1999. Pursuant to the terms of the Netcenter Agreement, Netscape may be required to refund Excite amounts prepaid or costs Excite has incurred in performing under the Netcenter Agreement. Upon termination of the Netcenter Agreement on June 17, 1999, the portion of unamortized Prepaid Netscape Distribution Costs and Trademarks, which might not be refunded in full by Netscape, is estimated by management to be up to approximately $45.0 million and the actual amount will be dependent upon the negotiated settlement terms between Excite and Netscape.

8.  SEGMENT INFORMATION

   The Company operates in the Internet navigation industry and the Internet ad serving and targeting business segments. The Company's management has determined the operating segments based upon how the business is managed and operated. MatchLogic, which provides Internet ad serving and targeting services, operates as an independent subsidiary of the Company with its own sales force, research and development and operations departments.

   Information by Operating Segment:

                                                              INTERNET         AD SERVING
(IN THOUSANDS)                                               NAVIGATION        & TARGETING          TOTAL
                                                            ------------      -------------       ---------
Three Months Ended March 31, 1999
Operating information:
  Revenues from external customers                            $  39,909         $  14,176         $  54,085
  Gross profit                                                $  30,148         $  13,180         $  43,328
  Distribution license fees and data acquisition costs        $   4,143         $   2,792         $   6,935
  Segment operating income (loss)                             $ (11,160)        $   4,686         $  (6,474)
Balance sheet information at March 31, 1999:
  Total assets                                                $ 233,014         $  14,022         $ 247,036

Three Months Ended March 31, 1998
Operating information:
  Revenues from external customers                            $  22,344         $   1,912         $  24,256
  Gross profit                                                $  16,977         $   1,272         $  18,249
  Distribution license fees and data acquisition costs        $   3,376         $     610         $   3,986
  Segment operating loss                                      $  (2,488)        $  (4,369)        $  (6,857)
Balance sheet information at March 31, 1998:
  Total assets                                                $  69,429         $   5,587         $  75,016

9.  SUBSEQUENT EVENT

   In April 1999, the Company and Rogers Media Inc. ("Rogers") entered into a Partnership agreement to form Excite Canada Partnership ("Excite Canada"). The new company, Excite Canada, which is owned 50% by Excite and 50% by Rogers, will provide an Excite branded, advertising, and commerce supported Web portal for the Canadian market. Rogers has committed to provide the initial start-up capital for the venture, while Excite will provide the core technology, related services and brand name. Rogers will contribute a total of 15.0 million Canadian dollars to Excite Canada. Excite will account for its interest in the joint venture under the equity method.

ITEM 8: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Excite, Inc.

        We have audited the accompanying consolidated balance sheets of Excite, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (net capital deficiency) and cash flows for each of the three years in the period ended December 31, 1998. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Excite, Inc. at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        As discussed in Note 1, the consolidated financial statements of Excite, Inc. have been restated.



                                        /s/ ERNST & YOUNG LLP

Palo Alto, California
January 19, 1999 (March 22, 1999 as to Note 1 - Summary of Significant Accounting Policies, paragraph 4 and Note 2 - Business Combinations and Purchased Product Rights, paragraph 3 and 6).

                                  EXCITE, INC.

                           CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PAR VALUE AMOUNTS)

                                                                                       DECEMBER 31,
                                                                               ---------------------------
                                                                                 1998              1997
                                                                               ---------         ---------
                                                                                                (RESTATED-
                                                                                                SEE NOTE 1)
                                                  ASSETS
Current assets:
    Cash and cash equivalents                                                  $  45,366          $ 16,073
    Short-term investments                                                        15,681            17,193
    Restricted investments                                                           558               302
    Accounts receivable, net of allowance for doubtful accounts
      of $1,422 in 1998 and $1,120 in 1997                                        36,592            21,397
    Prepaid Netscape distribution costs and trademarks, current portion           45,473                --
    Other prepaid and current assets                                               4,848             2,149
                                                                               ---------         ---------
        Total current assets                                                     148,518            57,114

Property and equipment, net                                                       35,937            15,581
Investment in affiliated company                                                   2,243                --
Prepaid Netscape distribution costs and trademarks                                20,954                --
Intangible assets, net                                                             8,792             1,771
Other assets                                                                       4,229             4,690
                                                                               ---------         ---------
        Total assets                                                           $ 220,673          $ 79,156
                                                                               =========         =========

                                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Bank line of credit and other notes payable                                $   6,100          $  6,589
    Accounts payable                                                              13,079             5,838
    Accrued compensation                                                           9,038             4,794
    Deferred revenue                                                               2,843             4,588
    Capital lease obligations, current portion                                     7,133             3,178
    Non-lease financing, current portion                                           1,531             1,176
    Other equipment financing                                                      7,481                --
    Related party liabilities                                                      5,092             1,575
    Other accrued liabilities                                                      6,741             5,279
                                                                               ---------         ---------
        Total current liabilities                                                 59,038            33,017
Capital lease obligations                                                         11,668             3,076
Non-lease financing                                                                1,568             1,613
Convertible note                                                                   5,000             5,000

Commitments and contingencies

Stockholders' equity:
    Convertible preferred stock, $0.001 par value
        Authorized - 4,000 shares
        issuable in series
        Issuable and outstanding - none and 2,702 shares at
        December 31, 1998 and 1997, respectively                                     813            12,948
    Common stock, $0.001 par value
        Authorized - 100,000 shares
        Issued and outstanding - 52,660 and 39,800 shares at
        December 31, 1998 and 1997, respectively                                      52                39
    Additional paid-in-capital ("APIC")                                          277,759           122,966
    Deferred compensation                                                           (907)           (1,440)
    Unrealized gain on available-for-sale securities                               1,319                15
    Accumulated deficit                                                         (135,637)          (98,078)
                                                                               ---------         ---------
        Total stockholders' equity                                               143,399            36,450
                                                                               ---------         ---------
            Total liabilities and stockholders' equity                         $ 220,673          $ 79,156
                                                                               =========         =========



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                  EXCITE, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 YEARS ENDED DECEMBER 31,
                                                                      -------------------------------------------
                                                                        1998              1997             1996
                                                                      ---------         --------         --------
                                                                                 (RESTATED - SEE NOTE 1)
Revenues(1)                                                            $155,360         $ 55,826         $ 14,823

Cost of revenues:
   Hosting costs                                                         16,161            8,647            3,296
   Royalties and other cost of revenues                                  13,325            4,740              687
   Amortization of purchased technology                                      --            8,214              186
                                                                      ---------         --------         --------
      Total cost of revenues                                             29,486           21,601            4,169
                                                                      ---------         --------         --------

Gross profit                                                            125,874           34,225           10,654

Operating expenses:
   Research and development                                              29,557           18,200            8,263
   Sales and marketing                                                   63,074           34,311           21,358
   Distribution license fees and data acquisition costs                  21,723            9,365           11,878
   General and administrative                                            16,932           12,218            7,755
   In-process technology                                                  6,200            2,346            3,500
   Merger and acquisition related costs, including
      amortization of goodwill and other purchased intangibles            4,903            3,989            3,134
   Amortization of prepaid Netscape service                              17,673               --               --
                                                                      ---------         --------         --------
      Total operating expenses                                          160,062           80,429           55,888
                                                                      ---------         --------         --------
Operating loss                                                          (34,188)         (46,204)         (45,234)
Interest income                                                           1,625            1,317            1,464
Interest expense and other                                               (2,862)          (1,450)            (409)
Equity share of losses of affiliated company                             (2,134)            (477)              --
                                                                      ---------         --------         --------
Net loss                                                               $(37,559)        $(46,814)        $(44,179)
                                                                      =========         ========         ========
Basic and diluted net loss per share                                   $  (0.79)        $  (1.57)        $  (2.37)
                                                                      =========         ========         ========
Shares used in computing net loss per share                              47,475           29,729           18,648
                                                                      =========         ========         ========


(1) Includes $4.8 million from America Online and $3.5 million from another related party for the year ended December 31, 1998. See Note 12.



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                  EXCITE, INC.

    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)
                                 (IN THOUSANDS)

                                                                                            COMMON STOCK
                                                               PREFERRED STOCK                AND APIC               DEFERRED
                                                             SHARES       AMOUNT          SHARES      AMOUNT      COMPENSATION
                                                             ------       ------          ------      ------      ------------

BALANCE AT DECEMBER 31, 1995                                    --       $     --          4,896      $  3,530       $   (631)

   Net loss                                                     --             --             --            --             --
   Unrealized loss on available-for-sale investments            --             --             --            --             --

        Comprehensive loss                                      --             --             --            --             --

   Issuance of common stock for cash                            --             --            566         1,412             --
   Notes payable conversions                                    --             --            174           400             --
   Issuance of warrants in connection with
      distribution agreement                                    --             --             --         1,625             --
   Issuance of shares, note payable conversion and
      exercise of outstanding warrants in connection
      with the Company's IPO, net of issuance costs
      of $3,682                                                 --             --          7,302        36,418             --
   Conversion of redeemable preferred stock in
      in connection with the Company's IPO                      --             --         10,648        16,129             --
   Issuance of common stock under employee plans                --             --            600           375             --
   Amortization of deferred compensation, net
      of cancellations                                          --             --             --             7            243
   Other equity transactions of acquired companies             320          1,890            861             7             --
   Issuance of common and preferred stock in
      connection with asset purchase agreements              1,950         15,816             30           103             --
                                                             ------     ---------          -----     ---------      ---------
BALANCE AT DECEMBER 31, 1996 (RESTATED)                      2,270         17,706         25,077        60,006           (388)

   Net loss                                                     --             --             --            --             --
   Unrealized gain on available-for-sale investments            --             --             --            --             --

        Comprehensive loss                                      --             --             --            --             --

   Issuance of common stock for cash, net of
      issuance costs of $800                                    --             --          5,800        38,350             --
   Conversion of common stock warrant to
      preferred stock warrant                                   --          1,625             --        (1,625)            --
   Exercise of outstanding warrants                            229             --             86            --             --
   Issuance of common stock under employee plans                --             --          1,184         2,319             --
   Compensation expense from accelerated deferred
      compensation and stock option vesting                     --             --             --         1,658             --
   Deferred compensation related to stock options,
      net of amortization and cancellations                     --             --             --         1,407         (1,052)
   Acquisition of Netbot, Inc.:
      Conversion of preferred stock to common stock           (409)        (3,730)           820         3,730             --
   Issuance of preferred stock by acquired companies
      for cash, net of issuance costs of $115                1,772          6,385             --            --             --
   Other equity transactions of acquired company             1,019          7,590          2,475           532             --
   Conversion of preferred stock to common stock            (2,179)       (16,628)         4,358        16,628             --
                                                             ------     ---------          -----     ---------      ---------
BALANCE AT DECEMBER 31, 1997  (RESTATED)                     2,702         12,948         39,800       123,005         (1,440)

   Net loss                                                     --             --             --            --             --
   Unrealized gain on available-for-sale investments            --             --             --            --             --

      Comprehensive loss                                        --             --             --            --             --
   Acquisition of MatchLogic, Inc.:
      Conversion of preferred stock to common stock         (2,291)        (8,705)         4,582         8,705             --
   Acquisition of Classifieds2000, Inc.:
      Conversion of preferred stock to common stock           (411)        (3,430)           822         3,430             --
   Acquisition of Throw, Inc.:
      Issuance of common stock                                  --             --            330        16,242             --
   Issuance of common stock for cash, net of
      issuance costs of $650                                    --             --          2,870        84,331             --
   Issuance of warrants                                         --             --             --        19,876             --
   Exercise of outstanding warrants                             --             --            432         6,130             --
   Issuance of common stock under employee plans                --             --          3,774        13,269             --
   Compensation expense from accelerated deferred
      compensation and stock option vesting                     --             --             --           298             --
   Amortization of deferred compensation, net
      of cancellations                                          --             --             --            --            533
   Issuance of common stock for equity securities               --             --             50         2,525             --
                                                             ------     ---------          -----     ---------      ---------
BALANCE AT DECEMBER 31, 1998                                    --       $    813         52,660      $277,811       $   (907)
                                                             ======     =========         ======     =========      =========



                                                                 OTHER
                                                            COMPREHENSIVE
                                                             INCOME/(LOSS)     DEFICIT          TOTAL
                                                             -------------     -------          -----

BALANCE AT DECEMBER 31, 1995                                   $    152       $ (7,085)      $ (4,034)
                                                                                            ---------
   Net loss                                                          --        (44,179)       (44,179)
   Unrealized loss on available-for-sale investments               (326)            --           (326)
                                                                                            ---------
        Comprehensive loss                                           --             --        (44,505)
                                                                                            ---------
   Issuance of common stock for cash                                 --             --          1,412
   Notes payable conversions                                         --             --            400
   Issuance of warrants in connection with
      distribution agreement                                         --             --          1,625
   Issuance of shares, note payable conversion and
      exercise of outstanding warrants in connection
      with the Company's IPO, net of issuance costs
      of $3,682                                                      --             --         36,418
   Conversion of redeemable preferred stock in
      in connection with the Company's IPO                           --             --         16,129
   Issuance of common stock under employee plans                     --             --            375
   Amortization of deferred compensation, net
      of cancellations                                               --             --            250
   Other equity transactions of acquired companies                   --             --          1,897
   Issuance of common and preferred stock in
      connection with asset purchase agreements                      --             --         15,919
                                                              ---------      ---------      ---------
BALANCE AT DECEMBER 31, 1996 (RESTATED)                            (174)       (51,264)        25,886
                                                                                            ---------
   Net loss                                                          --        (46,814)       (46,814)
   Unrealized gain on available-for-sale investments                189             --            189
                                                                                            ---------
        Comprehensive loss                                           --             --        (46,625)
                                                                                            ---------
   Issuance of common stock for cash, net of
      issuance costs of $800                                         --             --         38,350
   Conversion of common stock warrant to
      preferred stock warrant                                        --             --             --
   Exercise of outstanding warrants                                  --             --             --
   Issuance of common stock under employee plans                     --             --          2,319
   Compensation expense from accelerated deferred
      compensation and stock option vesting                          --             --          1,658
   Deferred compensation related to stock options,
      net of amortization and cancellations                          --             --            355
   Acquisition of Netbot, Inc.:
      Conversion of preferred stock to common stock                  --             --             --
   Issuance of preferred stock by acquired companies
      for cash, net of issuance costs of $115                        --             --          6,385
   Other equity transactions of acquired company                     --             --          8,122
   Conversion of preferred stock to common stock                     --             --             --
                                                              ---------      ---------      ---------
BALANCE AT DECEMBER 31, 1997  (RESTATED)                             15        (98,078)        36,450
                                                                                            ---------
   Net loss                                                          --        (37,559)       (37,559)
   Unrealized gain on available-for-sale investments              1,304             --          1,304
                                                                                            ---------
      Comprehensive loss                                             --             --        (36,255)
   Acquisition of MatchLogic, Inc.:
      Conversion of preferred stock to common stock                  --             --             --
   Acquisition of Classifieds2000, Inc.:
      Conversion of preferred stock to common stock                  --             --             --
   Acquisition of Throw, Inc.:
      Issuance of common stock                                       --             --         16,242
   Issuance of common stock for cash, net of
      issuance costs of $650                                         --             --         84,331
   Issuance of warrants                                              --             --         19,876
   Exercise of outstanding warrants                                  --             --          6,130
   Issuance of common stock under employee plans                     --             --         13,269
   Compensation expense from accelerated deferred
      compensation and stock option vesting                          --             --            298
   Amortization of deferred compensation, net
      of cancellations                                               --             --            533
   Issuance of common stock for equity securities                    --             --          2,525
                                                              ---------      ---------      ---------
BALANCE AT DECEMBER 31, 1998                                   $  1,319      $(135,637)      $143,399
                                                              =========      =========      =========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                  EXCITE, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
        (INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS, IN THOUSANDS)

                                                                                             YEARS ENDED DECEMBER 31,
                                                                                    ---------------------------------------
                                                                                       1998           1997           1996
                                                                                    ---------      ---------      ---------
                                                                                            (RESTATED - SEE NOTE 1)

CASH FLOWS USED BY OPERATING ACTIVITIES:
Net loss                                                                             $(37,559)      $(46,814)      $(44,179)
   Adjustments to reconcile net loss to net cash used in operating activities:
      Amortization of deferred compensation                                               533            355            243
      Compensation expense from accelerated deferred compensation
        charges and stock option vesting                                                  298          1,658             --
      Depreciation                                                                     12,911          6,438          2,189
      Issuance of warrants                                                                 --             55          1,625
      Amortization of intangibles                                                       3,780         10,670            954
      In-process technology                                                             6,200          2,346          3,500
      Amortization of Netscape service, distribution costs and trademarks              23,451             --             --
      Loss on disposal of property and equipment                                           90             --             96
      Provision for loan impairment                                                        --             --            629
      Equity share of losses in affiliated company                                      2,134            477             --
   Changes in assets and liabilities:
        Accounts receivable                                                           (15,195)       (18,044)        (2,970)
        Prepaid Netscape distribution costs and trademarks                            (70,000)            --             --
        Prepaid expenses and other current assets                                      (2,929)        (3,819)          (895)
        Other assets                                                                      461         (4,221)          (896)
        Accounts payable                                                                7,077         (1,067)         5,721
        Accrued compensation                                                            3,869          3,904            454
        Related party liabilities                                                       3,692          1,401             --
        Other accrued liabilities                                                       7,101          2,336          6,512
                                                                                    ---------      ---------      ---------
           Net cash used by operating activities                                      (54,086)       (44,325)       (27,017)
                                                                                    ---------      ---------      ---------

CASH FLOWS USED IN INVESTING ACTIVITIES:
   Purchases of property and equipment                                                (16,774)        (7,347)        (1,109)
   Proceeds from disposal of property and equipment                                       186             --             --
   Purchases of investments                                                           (26,266)       (48,182)       (49,811)
   Sales and maturities of investments                                                 31,353         49,235         31,936
   Investment in affiliated company                                                    (4,377)            --             --
   Notes and advances to Novo MediaGroup, Inc.                                             --             --           (629)
                                                                                    ---------      ---------      ---------
           Net cash used in investing activities                                      (15,878)        (6,294)       (19,613)
                                                                                    ---------      ---------      ---------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
   Payments on capital lease and other financing obligations                           (3,904)        (4,105)        (1,787)
   Net (payments) proceeds on bank line of credit and other notes payable                (564)         5,878          1,064
   Proceeds from issuance of convertible note                                              --          5,000             --
   Proceeds from sale of redeemable convertible preferred stock                            --         13,975         14,172
   Proceeds from issuance of common stock                                             103,725         41,146         37,219
                                                                                    ---------      ---------      ---------
           Net cash provided by financing activities                                   99,257         61,894         50,668
                                                                                    ---------      ---------      ---------

Net increase in cash and cash equivalents                                              29,293         11,275          4,038
Cash and cash equivalents at beginning of period                                       16,073          4,798            760
                                                                                    ---------      ---------      ---------
Cash and cash equivalents at end of period                                           $ 45,366       $ 16,073       $  4,798
                                                                                    =========      =========      =========
NON-CASH FINANCING ACTIVITIES:
   Conversion of convertible preferred stock to common stock                         $ 12,135       $ 20,358       $ 16,129
   Property and equipment acquired under capital leases and other non-
      lease financing                                                                $ 16,763       $  7,400       $  7,652
   Preferred stock issued by acquired company for ownership interest                 $     --       $  1,720       $     --
   Conversion of notes payable to common stock                                       $     --       $     --       $  1,400
SUPPLEMENTAL CASH FLOW DISCLOSURE:
   Cash paid for interest                                                            $  2,725       $  1,050       $    379

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                  EXCITE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Business

   Excite, Inc. ("Excite" or the "Company"), formerly Architext Software, Inc., which was formed in June 1994, is a global Internet media company offering consumers and advertisers comprehensive Internet navigation services with extensive personalization capabilities. The Excite Network consists of the Excite (www.excite.com), WebCrawler (www.webcrawler.com) and Classifieds2000 (www.classifieds2000.com) brands, which provide a gateway to the World Wide Web (the "Web") that organizes, aggregates and delivers information to meet the needs of individual consumers. Designed to help consumers navigate the Web, the Excite Network contains a suite of specialized information services, organized under numerous topical channels which combine proprietary search technology, editorial Web reviews, aggregated content from third parties, bulletin boards, chat and other community features and personalization capabilities. Localized versions of Excite are available in Australia, China, France, Germany, Italy, Japan, Sweden, the Netherlands and the United Kingdom. The Company conducts its business within two industry segments, including the selling of banner and sponsorship advertising on the Excite Network to customers in various industries, and, through the merger with MatchLogic, Inc. ("MatchLogic"), ad serving and targeting services. See Note 2 and "Risk Factors that May Affect Future Results - Acquisition Strategy; Integration of Past and Future Acquisitions."

   The Company has incurred operating losses to date and incurred a net loss of approximately $37.6 million for the year ended December 31, 1998. Management believes that available resources will provide sufficient funding to enable the Company to meet its obligations through at least December 31, 1999. If anticipated operating results are not achieved, management has the intent and believes it has the ability to delay or reduce expenditures so as not to require additional financial resources if such resources were not available.

   Basis of Presentation

   The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. The consolidated financial statements have been restated for all pooling of interests. See Note 2.

   Restatement of Financial Statements

   In April 1998 and November 1997, the Company acquired Classifieds2000 and Netbot in a transaction accounted for as a pooling of interests (See Note 2). The financial statements prior to the date of acquisition were not restated as Excite had determined that the results of operations and financial position of Netbot and Classifieds2000 were not material to the Company's consolidated financial statements in any period. After discussions with the Staff of the Securities and Exchange Commission, the Company revised the original accounting for these transactions and restated its consolidated financial statements for 1998, 1997 and 1996 to reflect the combined results of operations and financial position of the Company and both Netbot and Classifieds2000. These financial statements reflect the impact of this restatement.

   The effect of this restatement on previously reported consolidated financial statements is as follows:

                                                Year Ended                       Year Ended                    Year Ended
                                            December 31, 1998                 December 31, 1997             December 31, 1996
                                       ---------------------------      ----------------------------    ---------------------------
                                       As Reported     As Restated      As Reported      As Restated     As Reported    As Restated
                                       -----------     -----------      -----------      -----------     -----------    -----------

Net loss                               $   (36,974)    $  (37,559)      $  (41,392)      $  (46,814)     $  (43,117)    $  (44,179)
Basic and diluted net loss per share   $     (0.78)    $    (0.79)      $    (1.47)      $    (1.57)     $    (2.38)    $    (2.37)

   Foreign Currency

   Exchange gains and losses arising from transactions denominated in a currency other than the functional currency of the entity involved are included in other expense. Such gains and losses have been insignificant in all years to date. To date the Company has entered into no foreign currency forward exchange contracts or other such derivative instruments.

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results may differ from those estimates.

   Concentration of Credit Risk

   The Company performs ongoing credit evaluations of its customers' financial condition and, generally, does not require collateral on accounts receivable. When required, the Company maintains allowances for credit losses and such losses have been within management's expectations and have not been material in any year. The Company's services are provided to customers in several industries, primarily in North America.

   No customers accounted for 10% or more of total revenues for the year ended December 31, 1998 and 1997. One customer accounted for approximately 12% of total revenues for the year ended December 31, 1996.

   Property and Equipment

   Property and equipment are stated at cost, net of accumulated depreciation and amortization, which includes the amortization of assets recorded under capital leases.
Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets (generally one to five years.) Equipment purchased under capital leases is amortized on a straight-line basis over the lesser of the estimated useful life of the asset or the lease term. Property and equipment, at cost, consist of the following:

                                                          DECEMBER 31,
                                                    ----------------------
(IN THOUSANDS)                                        1998          1997
                                                    --------       -------

Computer equipment and internal use software        $ 43,746       $18,639
Furniture and fixtures                                 6,581         3,006
Leasehold improvements                                 7,125         2,607
                                                    --------       -------
                                                      57,452        24,252
Less: accumulated depreciation and amortization      (21,515)       (8,671)
                                                    --------       -------
                                                    $ 35,937       $15,581
                                                    ========       =======

   Intangible Assets

   Intangible assets consist primarily of goodwill, developed technology, distribution rights, trademarks, bookmarks and trade names, and are being amortized generally over periods ranging from four months to three years. Goodwill represents the excess of the aggregate purchase price over the fair value of the tangible and intangible assets acquired in various acquisitions. These purchased intangibles and goodwill relate to the acquisitions of certain assets from other companies. See Note 2.

                                             LIFE IN           DECEMBER 31,
(IN THOUSANDS)                               MONTHS          1998        1997
                                            ---------      --------    --------

Goodwill                                        36         $ 11,163    $    362
Trademarks, trade names and other             24-36           2,346       2,346
Developed technology                            13            8,400       8,400
Operating agreement                              4            1,200       1,200
Distribution agreement                          24              500         500
                                                           --------    --------
                                                             23,609      12,808
Less: accumulated amortization                              (14,817)    (11,037)
                                                           --------    --------
                                                           $  8,792    $  1,771
                                                           ========    ========

   Long-Lived Assets

   In accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standard ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances, both internally and externally, that may suggest impairment. To date no such impairment has been indicated. Should there be an impairment in the future, the Company will recognize the amount of the impairment based on discounted expected future cash flows from the impaired assets. The cash flow estimates that will be used will contain management's best estimates, using appropriate and customary assumptions and projections at the time.

   Fair Value of Financial Instruments

   The carrying amount of certain of the Company's financial instruments, including accounts receivable and accrued liabilities, approximate fair value because of their short maturities. Because the interest rates on the Company's notes payable and convertible debt are adjusted periodically to reflect market rates, the fair value of these instruments approximates their carrying amounts. The carrying amount of the Company's capital lease and other equipment financing obligations approximates the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar debt obligations at December 31, 1998. See Note 3.

   Revenue Recognition

   Advertising revenues are derived principally from short-term advertising contracts in which the Company guarantees a minimum number of impressions (a view of an advertisement by a consumer) for a fixed fee. The Company has recently entered into a number of longer-term advertising and commerce sponsorship agreements. These agreements generally involve more integration with Excite services and provide for more varied sources of revenue to Excite over the term of the agreements, which average between 2 to 3 years. Under these agreements, Excite earns fees for initial programming, initiation of service and access to the Excite Network, and for generating impressions, which in some instances are guaranteed. These revenues, as well as contract and other revenues, are generally recognized ratably over the term of the agreements, provided that the Company does not have any significant remaining obligations and collection of the resulting receivable is probable. To the extent that impression deliveries are falling short of the guarantees, the Company defers recognition of the corresponding revenues. The terms of a number of these agreements provide that revenues from advertising and electronic commerce transactions are to be shared between the advertiser and Excite as realized.

   Advertising

   Costs related to advertising are expensed as incurred. Advertising expense was approximately $13.9 million, $7.4 million and $10.4 million for the years ended December 31, 1998, 1997 and 1996, respectively.

   Per Share Data

   In 1997, the FASB issued SFAS No. 128, "Earnings per Share." SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effect of options, warrants, convertible securities and unvested securities issued subject to repurchase. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been restated to conform to the SFAS No. 128 requirements. The Company has excluded all convertible debt, convertible preferred stock, warrants and employee stock options from the computation of basic and diluted earnings per share because all such securities are anti-dilutive for all periods presented. See Notes 7 and 8 for further information on these securities. The following table sets forth the computation of basic and diluted earnings per share:

                                                              YEARS ENDED DECEMBER 31,
                                                      ------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)                   1998          1997          1996
                                                      --------      --------      --------
Net loss                                              $(37,559)     $(46,814)     $(44,179)
                                                      ========      ========      ========
  Weighted average shares outstanding                   48,180        30,862        19,868
  Weighted average common shares issued subject
    to repurchase agreements                              (705)       (1,133)       (1,220)
                                                      --------      --------      --------
Shares used to compute basic and diluted net loss
  per share                                             47,475        29,729        18,648
                                                      ========      ========      ========
Basic and diluted net loss per share                   $ (0.79)      $ (1.57)      $ (2.37)
                                                      ========      ========      ========

   Stock Split

   In June 1998, the Board of Directors of the Company declared a two-for-one stock split which was in the form of a 100% stock dividend. The dividend was paid on July 20, 1998 to stockholders of record on July 6, 1998. All of the Common Stock share and per share data have been adjusted to reflect this stock split.

   Reclassifications

   Certain previously reported amounts have been reclassified to conform to the current presentation format.

   Recent Accounting Pronouncements

   In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of income and its components (revenue, expenses, gains, and losses) in a full set of general-purpose financial statements. The Company adopted SFAS No. 130 as of December 31, 1997 and has presented comprehensive income for all periods presented in the Consolidated Statements of Stockholders' Equity (Net Capital Deficiency).

   In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information", which changes the way public companies report information about operating segments. SFAS No. 131, which is based on the management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenue. The Company adopted SFAS No. 131 as of December 31, 1997. Previously reported information has been restated to reflect the addition of an operating segment resulting from the merger with MatchLogic in 1998. See Note 2.

   In March 1998, the AICPA issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which establishes guidelines for the accounting for the costs of all computer software developed or obtained for internal use. The Company adopted SOP 98-1 effective for the year ended December 31, 1998. The adoption of SOP 98-1 is not expected to have a material impact on the Company's consolidated financial statements.

   In April, 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities." The statement is effective for fiscal years beginning after December 15, 1998. The statement requires costs of start-up activities and organization costs to be expensed as incurred. The Company is required to adopt SOP 98-5 for the year ended December 31, 1999. The adoption of SOP 98-5 is not expected to have a material impact on the Company's consolidated financial statements.

   In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. The Company does not expect that the adoption of SFAS No. 133 will have a material impact on its consolidated financial statements because the Company does not currently hold any derivative instruments.

2.      BUSINESS COMBINATIONS AND PURCHASED PRODUCT RIGHTS

   During the three years ended December 31, 1998, Excite completed the following acquisitions:

                                                                          SHARES OF EXCITE
                                                             SHARES OF       SERIES E          SHARES OF
                                                              EXCITE        CONVERTIBLE       OPTIONS AND
                                                              COMMON       PREFERRED STOCK     WARRANTS
COMPANY OR TECHNOLOGY ACQUIRED    DATE ACQUIRED            STOCK ISSUED       ISSUED            ASSUMED
------------------------------    -------------            ------------    ---------------    -----------
(IN THOUSANDS)
McKinley                          August   1996                  1,700            --                28
AOL's WebCrawler                  November 1996                     --         1,950                --
Netbot                            November 1997                  1,708            --               422
MatchLogic                        February 1998                  6,122            --             1,049
Classifieds2000                   April    1998                  1,730            --                50
Throw                             April    1998                    330            --               318

   In August 1996, the Company acquired McKinley, the creator of the Magellan Internet Guide, in a transaction accounted for as a pooling of interests. The Company incurred approximately $2.2 million in merger related expenses, including $1.0 million for legal and other professional fees, $901,000 for personnel severance and outplacement expenses and $345,000 for termination of distribution contracts and discontinuation of duplicate operations and facilities. All consolidated financial information for 1996 was restated to reflect the combined operations of the Company and McKinley.

   In November 1996, the Company entered into a series of agreements with AOL, a provider of Internet online services, whereby a co-branded version of Excite became the exclusive Internet search and directory service for AOL. Under these agreements, Excite acquired AOL's WebCrawler search and directory technology assets. The series of agreements were accounted for as the acquisition of rights to developed and in-process technologies and distribution rights. The intangible assets were recorded based on their appraised fair values as of December 1, 1996. Of the total purchase price, $3.5 million was allocated to purchased in-process technology and the remaining purchase price of approximately $12.6 million was capitalized as trademarks, distribution rights, bookmarks, trade names, goodwill and other. The amount of the purchase price allocated to purchased in-process technology was charged to the Company's operations as of December 1, 1996.

   In November 1997, the Company acquired Netbot, a private company and developer of advanced search technology utilized for electronic commerce, in a transaction accounted for as a pooling of interests. The Company incurred approximately $1.5 million in merger related expenses, including $1.3 million for accelerated deferred compensation charges and $217,000 in professional fees and other expenses. All consolidated financial information has been restated to reflect the combined operations of the Company and Netbot.

   In February 1998, the Company acquired MatchLogic, a private company providing advertisers and agencies with Internet advertising management services that began operations in May 1997, in a transaction accounted for as a pooling of interests. In connection with the acquisition of MatchLogic, the Company incurred approximately $700,000 in merger related expenses primarily for legal and other professional fees. All consolidated financial information has been restated to reflect the combined operations of the Company and MatchLogic.

   Separate results of the combined entities through the periods preceding the merger (February 2, 1998) are as follows:

                   PERIOD ENDED         YEARS ENDED DECEMBER 31,
                    FEBRUARY 2,        ---------------------------
(IN THOUSANDS)         1998              1997              1996
                     --------          --------          --------
                   (UNAUDITED)
Revenues:
  Excite              $ 6,016           $51,863           $14,823
  MatchLogic              376             3,963                --
                     --------          --------          --------
                      $ 6,392           $55,826           $14,823
                     ========          ========          ========

Net Loss:
  Excite              $(1,851)         $(35,581)         $(44,179)
  MatchLogic           (1,388)          (11,233)               --
                     --------          --------          --------
                      $(3,239)         $(46,814)         $(44,179)
                     ========          ========          ========

   There were no significant inter-company transactions between the two companies and no significant conforming accounting adjustments.

   In April 1998, the Company acquired Classifieds2000, a provider of Web-based classified ads that began operations in July 1996, in a transaction accounted for as a pooling of interests. In connection with the acquisition of Classifieds2000, the Company incurred approximately $743,000 in merger-related expenses primarily for legal and other professional fees. All consolidated financial information has been restated to reflect the combined operations of the Company and Classifieds2000.

   Separate results of the combined entities through the periods preceding the merger (April 1, 1998) are as follows:

                         PERIOD ENDED          YEARS ENDED DECEMBER 31,
                            APRIL 1,        --------------------------
(IN THOUSANDS)               1998             1997              1996
                          -----------       --------          --------
                           (UNAUDITED)
Revenues:
  Excite                   $23,001           $54,280           $14,757
  Classifieds2000            1,255             1,546                66
                          --------          --------          --------
                           $24,256           $55,826           $14,823
                          ========          ========          ========

Net Loss:
  Excite                   $(6,959)         $(45,169)         $(43,900)
  Classifieds2000             (584)           (1,645)             (279)
                          --------          --------          --------
                           $(7,543)         $(46,814)         $(44,179)
                          ========          ========          ========


   There were no significant inter-company transactions between the two companies and no significant conforming accounting adjustments.

   In April 1998, the Company acquired Throw, a development stage company focused on community products that began operations in April 1996, in a transaction accounted for as a purchase. The total purchase price was allocated to the acquired assets and liabilities based on their estimated fair values as of the date of the acquisition. This included an original purchase price allocation of approximately $800,000 to other intangibles assets, which were being amortized on a straight-line basis through 1999 and approximately, $16.2 million was allocated to in-process technology and charged to operations at the time of acquisition. Accordingly, the Company expensed this amount in its originally reported June 30, 1998 operating results.

   In response to recent Securities and Exchange Commission ("SEC") interpretative guidance surrounding acquisition-related in-process research and development, the Company has revised the original accounting for the purchase price allocation related to the 1998 acquisition of Throw and the related amortization of intangibles. This adjustment decreased the amount previously allocated to in-process technology by $10.0 million, which has been capitalized as goodwill and will be amortized on a straight-line basis over three years. As a result, in the second quarter of 1998, the Company allocated $6.2 million to in-process technology, and during the year ended December 31, 1998, the Company amortized a total of $2.7 million of goodwill to operations. Pro-forma results of operations have not been presented because the effect of this acquisition was not material to the Company's consolidated financial position, results of operations, and cash flows.

   To determine the value of the in-process research and development, the Company considered, among other factors, the state of development of each project, the time and cost needed to complete each project, expected income, and associated risks which included the inherent difficulties and uncertainties in completing the project and thereby achieving technological feasibility and risks related to the viability of and potential changes to future target markets. This analysis results in amounts assigned to in-process research and development projects that had not yet reached technological feasibility and does not have alternative future uses.

3.      CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

   The Company considers investments in highly liquid instruments purchased with an original maturity of 90 days or less to be cash equivalents. All of the Company's cash equivalents and short-term investments, consisting principally of commercial paper, equity securities and government securities, are classified as available-for-sale as of December 31, 1998. These securities are recorded at fair market value. Unrealized gains and losses on these investments are included in stockholders' equity. The cost of securities sold is based on specific identification. There were no material gross realized gains or losses from sales of securities in the periods presented. The fair value of investments is based on quoted market prices at December 31, 1998 and 1997. The fair value of investments presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. All available-for-sale investments generally mature in one year or less.

   The estimated fair value of cash, cash equivalents and short-term investments are as follows:

                                     YEARS ENDED DECEMBER 31,
                                     ------------------------
(IN THOUSANDS)                          1998            1997
                                     -------         -------

Cash and cash equivalents:
  Cash                               $33,977          $5,995
  Money market funds                     126              62
  Commercial paper                        --           1,958
  U.S. Government securities          11,263           8,058
                                     -------         -------
                                     $45,366         $16,073
                                     =======         =======
Short-term investments:
  Commercial paper                    $3,104          $7,791
  Equity securities                    4,411              --
  U.S. Government securities           8,166           9,402
                                     -------         -------
                                     $15,681         $17,193
                                     =======         =======
Restricted investments:
  Cash                                $  223          $   --
  Certificates of deposit                335              --
  Equity securities                       --             302
                                     -------         -------
                                      $  558          $  302
                                     =======         =======

   The restricted cash at December 31, 1998 is being held for tenant improvements at the Company's corporate facilities in Redwood City, California. The restricted certificates of deposit at December 31, 1998 includes a $250,000 security deposit for one of the Company's facilities. The restricted investment in common stock at December 31, 1997 was being held as collateral by a financial institution against the Company's line of credit borrowings. See Note 4.

   The net unrealized gains for the year ended December 31, 1998 was $1.3 million, which was attributable to equity securities that the Company held during 1998. The net unrealized gains for the year ended December 31, 1997, were not material. At December 31, 1998, the fair values of cash and cash equivalents, available-for-sale investments and restricted investments approximated cost. The realized gains and losses on sales of each type of security for the years ended December 31, 1998 and 1997, were not material. For the purpose of determining gross realized gains and losses, the cost of the securities sold is based upon specific identification.

4.      BORROWINGS UNDER BANK LINE OF CREDIT AND OTHER NOTES PAYABLE

   Borrowings under bank line of credit and other notes payable, all of which are current liabilities, are as follows:

                                                   DECEMBER 31,
(IN THOUSANDS)                                 1998           1997
                                              ------         ------
Borrowings under bank line of credit          $6,000         $6,000
Borrowings under credit facility loan             --            489
Other notes payable                              100            100
                                              ------         ------
                                              $6,100         $6,589
                                              ======         ======

   In March 1997, the Company entered into and borrowed on a $6.0 million line of credit. This line of credit bears interest at the bank's prime rate (approximately 7.75% at December 31, 1998) and is secured by substantially all of the Company's assets. This line of credit agreement also contains certain financial covenants, including minimum requirements for tangible net worth, quick ratio and accounts receivable balances, as well as prohibiting the declaration and payment of cash dividends on capital stock. The Company was in compliance with these covenants at December 31, 1998. This line of credit expired in 1998 and the Company has subsequently received extensions through February 15, 1999, which is the current maturity of the note. The Company is currently negotiating a new line of credit.

   In connection with the Company's acquisition of Classifieds2000, the Company assumed $489,000 outstanding on a $500,000 credit facility loan at an interest rate of 9.5%. The outstanding balance under this credit facility loan was paid in full and canceled in 1998.

5.      COMMITMENTS

   Capital Leases

   The Company leases certain computer equipment and office furniture under capital leases. The leases generally provide for the Company to pay taxes, maintenance and insurance. Most of the leases contain purchase options as well as renewal provisions at the end of the initial lease terms, which generally range from 30 to 36 months. At December 31, 1998 the Company had an additional $5.5 million available under a lease line of credit expiring on March 31, 1999.

   Equipment under capital leases consist of the following:

                                                                DECEMBER 31,
                                                        --------------------------
(IN THOUSANDS)                                              1998              1997
                                                        --------          --------

Computer equipment and internal use software             $25,855           $ 9,914
Furniture and fixtures                                     3,232               785
                                                        --------          --------
                                                          29,087            10,699
Less: accumulated depreciation and amortization          (13,929)           (5,490)
                                                        --------          --------
                                                         $15,158           $ 5,209
                                                        ========          ========

   Non-lease Financing Arrangements

   During 1998 and 1997, the Company entered into several non-lease equipment financing arrangements. These liabilities are secured by specified computer equipment, internal use software and office furniture of the Company and are payable over 36 months. At December 31, 1998, property and equipment under non-lease financing arrangements totaled $2.7 million, net of $2.3 of accumulated depreciation. At December 31, 1997, property and equipment under non-lease financing arrangements totaled $2.5 million, net of $401,000 of accumulated depreciation.

   Building Leases

   During the three years ended December 31, 1998, the Company entered into several leases relating to its corporate facilities located in Redwood City, California. In 1998, the Company's subsidiary, MatchLogic, entered into a lease for its new facility located in Westminster, Colorado. The Company leases these facilities under non-cancelable operating leases that have terms of approximately ten years. The Company leases additional space, primarily for sales offices, in various states as well as in the United Kingdom. Rent expense under operating leases was approximately $4.6 million, $2.7 million and $772,000 for the years ended December 31, 1998, 1997 and 1996, respectively. The Company has subleased a portion of its facilities to third parties under non-cancelable sublease agreements, which expire in June 1999 and March 2003. Sublease rental income was $852,000 for the year ended December 31, 1998. There was no sublease rental income for the years ended December 31, 1997 and 1996.

   Annual minimum commitments under these leases and other financing arrangements are as follows:

                                                CAPITAL          OTHER           OPERATING           SUBLEASE
(IN THOUSANDS)                                   LEASES        FINANCING            LEASES             RENT
                                               --------        ---------          --------         --------
Years Ended December 31,
                                  1999          $ 8,873           $ 1,756           $ 5,434          $  (911)
                                  2000            7,857             1,176             4,970             (445)
                                  2001            4,981               495             5,065             (457)
                                  2002              113                --             4,858             (469)
                                  2003               --                --             4,454             (120)
   Thereafter                                        --                --            20,264               --
                                               --------          --------          --------         --------
Total minimum payments required                 $21,824           $ 3,427           $45,045          $(2,402)
                                               ========          ========          ========         ========
Less amounts representing interest               (3,023)             (328)
                                               --------          --------
Present value of future lease payments           18,801             3,099
Less current portion                             (7,133)           (1,531)
                                               --------          --------
                                                $11,668           $ 1,568
                                               ========          ========

Other Equipment Financing

   Other equipment financing consists of the liability for computer equipment, which the Company may enter into capital leases in 1999. Due to the timing of these computer equipment purchases at the end of 1998, $7.5 million has been recorded as other equipment financing at December 31, 1998. Equipment under other equipment financing arrangements totaled $7.1 million, net of $400,000 of accumulated depreciation at December 31, 1998.

6.      CONVERTIBLE NOTE

   In 1997, the Company entered into a convertible promissory note with Itochu Corporation and certain affiliated entities (collectively "Itochu") for the principal amount of $5.0 million. See Note 12. The note bears interest at the London Interbank Offered Rate plus 1% (approximately 6.1% at December 31, 1998), is payable in United States dollars, and matures on October 17, 2002, although earlier payment is permitted. The entire unpaid principle amount at the maturity date (or earlier in the event the Company elects to prepay the note) is convertible, in whole but not in part, at the option of the holder, into fully paid shares of Excite Common Stock at a conversion price equal to the average closing price of the shares for the 30 trading day period ending on the date of conversion.

7.      STOCKHOLDERS EQUITY

   The Company was incorporated on June 9, 1994 in California and reincorporated in Delaware on August 27, 1998. The Company's Preferred Stock and Common Stock have a par value of $0.001 per share. The classification of the capital accounts reflects the effect of the reincorporation for all periods presented.

   Convertible Preferred Stock

   Of the 4,000,000 authorized shares of Convertible Preferred Stock ($0.001 par value), 3,280,000 shares were designated as Series E. In November 1996, the Company issued to AOL in connection with the acquisition of AOL's WebCrawler Assets, 1,950,000 shares of Series E and a warrant to purchase 650,000 shares of Series E (see Note 2). As a result of the Company's two-for-one stock split in July 1998, which was in the form of a stock dividend, the Series E are convertible into Common Stock at a ratio of two-for-one. In September 1997, AOL exercised 325,000 of its 650,000 warrant to purchase shares of Series E, with the holder electing to receive a lesser number of shares in exchange for a reduction in the total exercise price, resulting in the issuance of 229,000 shares of Series E. The 2,179,000 outstanding shares of Series E were converted into 4,358,000 shares of Common Stock in December 1997. The remaining shares of Preferred Stock authorized and unissued at December 31, 1997 were retired in August 1998.

   Excite assumed 409,000, 2,291,000 and 411,000 shares of Convertible Preferred Stock related to equity transactions of Netbot, MatchLogic and Classifieds2000, respectively, prior to mergers with Excite. These shares converted into shares of Excite Common Stock upon the closing of the respective mergers (see Note 2).

   In August 1998, the Company authorized 4,000,000 shares of Convertible Preferred Stock ($0.001 par value) of which 350,000 shares are designated as Series E for the unexercised portion of AOL's warrant to purchase Series E shares and 230,000 shares are designated as Series F for the Stock Holders Right Plan dated September 24, 1998. At December 31, 1998, the remaining 3,420,000 authorized shares of Convertible Preferred Stock are undesignated.

   Common Stock

   In April 1996, the Company completed its initial public offering and issued 4,600,000 shares of its Common Stock at a price of $8.50 per share. The Company received approximately $35.4 million in cash, net of underwriting discounts, commissions and other offering costs. Simultaneously with the closing of the initial public offering, each outstanding share of Redeemable Convertible Preferred Stock was automatically converted into two shares of Common Stock, outstanding warrants were exercised (on a net exercise basis) at an exercise price of $8.50 per share, resulting in the issuance of 2,382,000 shares of Common Stock, and $1.0 million principal amount of notes payable was converted into 320,000 shares of Common Stock.

   On March 3, 1997 the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission with respect to the sale of shares of the Company's Common Stock. The Company sold all of the 5,800,000 shares of the Company's Common Stock offered to Intuit Inc. ("Intuit") on June 26, 1997 at a price of $6.75 per share (see Note 14). Proceeds to the Company from this offering were approximately $38.4 million net of offering costs. Intuit was also granted a right of first refusal to participate in certain future issuances of the Company's securities in order to prevent dilution of Intuit's percentage ownership, as well as registration rights with respect to the shares originally purchased, and any shares that might be purchased pursuant to the right of first refusal. The agreements also place certain conditions on Intuit's ability to dispose of its shares of, or acquire additional shares of, the Company's Common Stock.

   In May 1998, the Company filed a registration statement on Form S-3 with the Securities and Exchange Commission for the sale of shares of the Company's Common Stock in a public offering. The Company sold 3,105,000 shares of Common Stock in June 1998 at a price of $31.50 per share. Of the 3,105,000 shares sold, 2,870,000 shares (including 405,000 shares, which were purchased on the exercise of the underwriters over-allotment option) were offered directly by the Company and 235,000 shares were offered by selling stockholders. The Company did not receive any proceeds from the sale of shares by selling stockholders. Proceeds to the Company from this offering were approximately $84.3 million net of offering costs.

   At December 31, 1998, 705,000 shares of Common Stock issued by the Company were subject to stock repurchase agreements whereby the Company has the option to repurchase the unvested shares upon termination of employment for any reason, with or without cause, at the original price paid for the shares.

   In December 1998, the Company issued 50,000 shares of Common Stock to LibertyOne Ltd. ("LibertyOne"), a partner in the Company's Australian joint venture (see Note 10), in exchange for 1,000,000 shares of LibertyOne. These equity securities were recorded at the fair market value of the Company's stock at the date of the transaction. As a result, the fair market value of $2.5 million was recorded to short-term investments and the unrealized gain as of December 31, 1998 of $1.4 million was included in stockholder's equity. The Company has classified this equity security as an available-for-sale investment.

   Warrants

   During 1995, the Company issued warrants to purchase 30,000 shares of Series A and 16,000 shares of Series B Redeemable Convertible Preferred Stock at an exercise price of $0.67 and $1.25 per share, respectively, in connection with an equipment lease agreement. These warrants converted into warrants to purchase Common Stock upon the Company's initial public offering in April 1996. In January 1997, the holder of these warrants elected to exercise the warrants and receive a lesser number of shares in exchange for a reduction in the exercise price resulting in the issuance of 87,000 shares of Common Stock.

   During 1995, the Company issued warrants to purchase 2,400,000 shares of Common Stock at an exercise price of $0.0625 per share in connection with the sale of Series B Redeemable Convertible Preferred Stock. These warrants were exercised in April 1996 in connection with the Company's initial public offering. Also during 1995, the Company issued warrants to purchase 72,000 and 57,000 shares of Common Stock at an exercise price of $0.34 and $0.63 per share, respectively, in connection with an employment offer. These warrants were exercised in 1996.

   In connection with the acquisition of McKinley, in August 1996, the Company assumed warrants under which the holder can purchase 4,712 shares and 14,190 shares of Common Stock at an exercise price of $16.33 and $50.64 per share, respectively. The warrant for 4,712 shares of Common Stock was exercised in 1998. At December 31, 1998, 14,190 warrants were outstanding at an exercise price of $50.64 per share and expire on January 31, 1999.

   In March 1996, the Company entered into an agreement with AOL whereby, in return for certain distribution rights, the Company issued a warrant to purchase 1,300,000 shares of Common Stock at an exercise price of $4.00 per share. The warrant expires in March 2001. The value of the warrant was established through appraisal. A charge to operations of $1.6 million for the fair value of the warrant was recorded at the time of issuance. Upon the closing of the acquisition of WebCrawler, this warrant to purchase 1,300,000 shares of Common Stock was converted into a warrant to purchase 650,000 shares of Series E ("Series E warrant") at the same exercise price per share. The value attributed to the amendment of the warrant terms from Common Stock warrant to the Series E warrant was minimal, as the expiration date of the warrant was also amended such that 325,000 shares exercisable under this warrant would expire, if unexercised, on September 30, 1997, instead of in March 2001. In September 1997, 325,000 shares were exercised under this Series E warrant, with the holder electing to receive a lesser number of shares in exchange for a reduction in the total exercise price, resulting in the issuance of 229,000 shares of Series E, which were converted into 458,000 shares of Common Stock in December 1997. The remaining Series E warrant for 325,000 shares outstanding at December 31, 1998, if exercised, is convertible into 650,000 shares of Common Stock.

   In connection with the acquisition of Netbot, in November 1997, the Company assumed warrants under which the holder can purchase 4,100 shares of the Company's Common Stock at an exercise price of approximately $5.75 per share.

   In connection with the acquisition of MatchLogic, in February 1998, the Company assumed warrants under which the holder can purchase 167,000 shares of the Company's Common Stock at an exercise price of approximately $2.36 per share. These warrants were exercised in 1998.

   In April 1998, the Company acquired Classifieds2000 and Throw. In connection with these acquisitions, the Company assumed warrants under which the holder can purchase 4,000 and 68,000 shares of the Company's Common Stock at an exercise price of approximately $16.67 and $0.345 per share, respectively. These warrants were exercised in 1998.

   In April 1998, the Company issued a warrant to Netscape Communication Corporation ("Netscape") to purchase 846,158 shares of the Company's Common Stock at an exercise price of approximately $29.55 per share, exercisable for a two-year period commencing on April 30, 1998, and a second warrant to purchase shares of the Company's Common Stock at an aggregate exercise price of $10.0 million, which is exercisable for a two-year period commencing April 30, 1999. The exercise price per share of Common Stock covered by the second warrant will be determined by dividing $10 million by the average closing price of the Company's Common Stock for the 30 most recent trading days ending on the third trading day preceding April 30, 1999.

8.      EMPLOYEE BENEFIT PLANS

   Stock Option Plans

   During 1995, the Company adopted the 1995 Equity Incentive Plan (the "1995 Plan") which authorized for issuance under the 1995 Plan 3,300,000 shares of Common Stock, under which incentive stock options and non-qualified stock options to purchase Common Stock may be granted to eligible participants. Under the 1995 Plan, options to purchase Common Stock may be granted at prices no less than 85% of the fair market value on the date of grant (110% of fair value in certain instances.) Options generally vest over a 48-month period. In March 1996, the Company increased the number of shares authorized under the 1995 Plan from 3,300,000 to 4,400,000 shares. The 1995 Plan was terminated in April 1995. Options granted under the 1995 Plan before its termination in April 1996 remain outstanding in accordance with their terms, but no further options have been granted under the 1995 Plan after the date of its termination.

   In March 1996, the Company adopted the 1996 Equity Incentive Plan ("1996 Plan") which authorized for issuance under the 1996 Plan 3,000,000 shares of Common Stock for granting of either incentive or non-qualified stock options. The Company increased the number of shares authorized under the 1996 Plan from 3,000,000 shares to 4,600,000 shares in November 1996 and from 4,600,000 shares to 9,928,000 in June 1997. Additionally, the company increased the number of shares authorized under the 1996 Plan from 9,928,000 shares to 16,528,000 in June 1998.

   The 1996 Plan serves as the successor equity incentive program to the Company's 1995 Plan. The 1996 Plan provides for the grant of either incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) or non-qualified stock options or the issuance of restricted stock, at a price no less than 85% of the fair value on the date of grant as well as stock bonuses by the Company to eligible participants. Options generally vest over a 48 month period. No person is eligible to receive more than 500,000 shares in any calendar year pursuant to grants under the 1996 Plan, other than new employees of the Company who will be eligible to receive up to a maximum of 800,000 shares in the calendar year in which they commence employment with the Company. Shares that (i) are subject to issuance upon exercise of an option but cease to be subject to such stock option for any reason other than exercise of such stock option, (ii) are subject to an award granted under the 1996 Plan but are forfeited or are repurchased by the Company at the original issue price or
(iii) are subject to an award that otherwise terminates without shares being issued will again be available for grant and issuance in connection with future awards under the 1996 Plan. The 1996 Plan will terminate in February 2006, unless terminated earlier in accordance with the provisions of the 1996 Plan. As of December 31, 1998, 4,676,000 shares of Common Stock were reserved for future grants.

   Assumed Options

   In connection with the acquisition of McKinley in August 1996, the Company assumed 9,000 outstanding options to purchase Common Stock originally issued under McKinley's stock option plan. In 1997, the Company acquired Netbot, and in connection with this acquisition, the Company assumed 418,000 outstanding options to purchase Common Stock originally issued under Netbot's stock option plan. In connection with the acquisitions of MatchLogic, Classifieds2000 and Throw during 1998, the Company assumed options to purchase Common Stock under these companies' stock option plans of 882,000, 46,000 and 250,000, respectively. Additionally, the Company assumed 854,000 options authorized for future grants under the MatchLogic stock option plan, which increased the total number of shares authorized in 1997. See Note 2.

   Directors Plan

   In February 1996, the Company adopted the 1996 Directors Stock Option Plan (the "Directors Plan") under which it authorized 300,000 shares of Common Stock for granting of non-qualified stock options to directors of the Company who are not employees of the Company ("Outside Directors") at exercise prices not less than the fair market value on the date of grant. Upon initial election or appointment, an Outside Director shall be automatically be granted an Option for 30,000 shares of Common Stock. An Outside Director is automatically granted an additional 15,000 shares of Common Stock on each of the Outside Directors anniversary dates. The options granted under the Directors Plan generally vest at a rate of 2.08% each month and have a term of ten years. During 1998 the Company granted 30,000 shares of Common Stock under the Directors Plan. As of December 31, 1998, 265,000 shares of Common Stock were reserved for future grants.

   Stockholders Rights Plan

   On September 24, 1998, the Board of Directors of the Company approved a Stockholders Rights Plan, which declared a dividend of one Preferred Share purchase right (a "Right") for each outstanding share of Common Stock, par value $0.001 per share (the "Common Shares"), of the Company. The dividend is payable to stockholders of record on October 30, 1998 (the "Record Date"). In addition, one Right shall be issued with each Common Share that becomes outstanding (i) between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined in the Rights Agreement) or (ii) following the Distribution Date and prior to the Redemption Date or Final Expiration Date, pursuant to the exercise of stock options or under any employee plan or arrangement or upon the exercise, conversion or exchange of other securities of the Company, which options or securities were outstanding prior to the Distribution Date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series F Junior Participating Preferred Stock, par value $0.001 per share (the "Preferred Shares"), of the Company, at a price of $175.00, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and BankBoston, as Rights Agent.

   A summary of activity under the Plans is as follows:



                                         SHARES                OPTIONS OUTSTANDING               WEIGHTED
                                       AVAILABLE      -----------------------------------        AVERAGE
                                          FOR          NUMBER OF                                 EXERCISE
(SHARES IN THOUSANDS)                    GRANT           SHARES           PRICE PER SHARE          PRICE
                                       ----------      ---------         ----------------        ---------

Balance at December 31, 1995               550            2,748            $0.018-$17.306          $0.16
  Additional shares authorized           6,418               --                        --             --
  Options granted and assumed           (5,844)           5,844              0.260-33.879           3.13
  Options exercised                         --             (600)              0.018-2.875           0.17
  Options canceled                         526             (526)             0.018-33.879           5.25
  Options expired                       (1,056)              --                        --             --
                                       -------          -------          ----------------         ------
Balance at December 31, 1996               594            7,466              0.018-33.879           2.33
  Additional shares authorized           5,810               --                        --             --
  Options granted and assumed           (4,647)           4,647              0.018-14.188           4.86
  Options exercised                         --           (1,128)              0.018-8.063           1.31
  Options canceled                       1,272           (1,272)             0.018-33.879           2.58
  Options expired                         (420)              --                        --             --
                                       -------          -------          ----------------         ------
Balance at December 31, 1997             2,609            9,713              0.018-33.879           3.60
  Additional shares authorized           6,850               --                        --             --
  Options granted and assumed           (6,014)           6,014              0.315-52.375          28.64
  Options exercised                         --           (3,630)             0.018-44.313           3.34
  Options canceled                       1,741           (1,741)             0.063-35.875           6.24
  Options expired                         (245)              --                        --             --
                                       -------          -------          ----------------         ------
Balance at December 31, 1998             4,941           10,356            $0.018-$52.375         $17.19
                                       =======          =======          ================         ======


   Employee Stock Purchase Plan

   In February 1996 the Company's Board of Directors adopted, and in March 1996 the Company's stockholders approved, the 1996 Employee Stock Purchase Plan (the "ESPP") to provide employees of the Company with an opportunity to purchase Common Stock through payroll deductions. Under the ESPP, 900,000 shares of Common Stock have been reserved for issuance, subject to anti-dilution adjustments. The ESPP became effective in December 1996. The Board of Directors has the authority to determine the duration of offering periods, up to a maximum of 24 months. Eligible employees may participate in the ESPP by authorizing payroll deductions of an amount determined by the Board of Directors. The amount of authorized payroll deductions may not be less than 2% nor more than 10% of an employee's compensation, not to exceed $21,250 per year. Amounts withheld are applied at the end of every six-month accumulation period to purchase shares of Common Stock, but not more than the number of shares as the Board of Directors shall determine.

   Participants may withdraw their contributions at any time prior to fifteen days before the stock is purchased, and such contributions will be returned to the participants without interest. The purchase price is equal to 85% of the lower of (i) the fair market price of the Company's Common Stock on the offering date of the applicable period or (ii) the fair market price of the Company's Common Stock on the purchase date. As of December 31, 1998 and 1997, 165,000 and 55,000 shares respectively, had been purchased under the ESPP. Included in the accrued compensation at December 31, 1998 and 1997, the Company has accrued $1.2 million and $329,000, respectively for employee contributions under the ESPP. At December 31, 1998, 680,000 shares of Common Stock were reserved for future purchases under the ESPP.

   Accounting for Stock-Based Compensation

   The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for its employee stock plans because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation", requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, if the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation is recognized.

   Pro forma information regarding net income and earnings per share is required by SFAS No. 123, which also requires that the information be determined as if the Company had accounted for its employee stock plans granted subsequent to December 31, 1994 under the fair value method of SFAS No. 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model, assuming no expected dividends and the following weighted-average assumptions:


                                                 YEARS ENDED DECEMBER 31,
                                         --------------------------------------
                                           1998            1997            1996
                                         ------          ------          ------
Average risk-free interest rate            5.1%            6.1%            5.9%
Average expected life (in years)            3.0             3.0             4.5
Volatility (1)                             106%             75%             75%

(1) Options granted prior to the Company's initial public offering and by non-public companies prior to their merger with Excite were valued using the minimum value method.

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

   For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period and the six-month purchase period (for stock purchases under the ESPP). The Company's pro forma information follows:


                                                          YEARS ENDED DECEMBER 31,
                                              --------------------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)             1998                1997                1996
                                              ----------          ----------          ----------
Net loss:
  As reported                                 $  (37,559)         $  (46,814)         $  (44,179)
  Pro forma                                   $  (80,302)         $  (58,188)         $  (45,890)

Basic and diluted net loss per share:
  As reported                                 $    (0.79)         $    (1.57)         $    (2.37)
  Pro forma                                   $    (1.69)         $    (1.96)         $    (2.46)

   The weighted average fair value of options granted during 1998, 1997 and 1996 was approximately $22.15, $3.45 and $1.77 per share, respectively, and was approximately $7.42 and $3.87, respectively, for shares granted under the ESPP in 1998 and 1997.

   The following table summarizes information about fixed stock options outstanding at December 31, 1998:

                                          OPTIONS OUTSTANDING                              OPTIONS EXERCISABLE
                          ----------------------------------------------------      ---------------------------------
                                              WEIGHTED-
                                               AVERAGE
                              NUMBER          REMAINING           WEIGHTED-             NUMBER           WEIGHTED-
   RANGE OF                OUTSTANDING     CONTRACTUAL LIFE        AVERAGE           EXERCISABLE          AVERAGE
EXERCISE PRICES           (IN THOUSANDS)      (IN YEARS)        EXERCISE PRICE      (IN THOUSANDS)     EXERCISE PRICE
---------------           --------------      ----------        --------------      --------------     --------------
 $0.018- $0.220               1,014                7.5            $    0.16              362              $    0.13
 $0.290- $2.875                 500                7.8            $    1.41              145              $    1.44
 $2.938- $4.375               1,699                8.0            $    3.39              329              $    3.38
 $4.500-$10.063               1,427                8.4            $    6.81              292              $    6.24
$10.969-$14.938                 568                8.9            $   12.70               88              $   12.17
$15.969-$28.250               2,620                9.3            $   23.88              106              $   23.79
$28.907-$43.625               2,207                9.6            $   34.52               89              $   34.45
$44.313-$52.375                 321                9.8            $   49.10                5              $   45.36
                             ------              -----            ---------           ------              ---------
 $0.018-$52.375              10,356                8.8            $   17.19            1,416              $    7.11
                             ======              =====            =========           ======              =========

   Employee Benefit Plan

   The Company has a savings plan (the "Savings Plan") that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the Savings Plan, participating employees may defer a percentage (not to exceed 15% or $10,000 per year, whichever is less) of their pretax earnings up to the Internal Revenue Service's annual contribution limit. All full time employees on the United States payroll of the Company are eligible to participate in the Plan. The Company is not required to contribute to the Savings Plan and has made no contributions to the Savings Plan since its inception.

9.      INCOME TAXES

   Due to operating losses and the inability to recognize an income tax benefit therefrom, there is no provision for income taxes for 1998, 1997 or 1996.

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

                                                             YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                             1998       1997       1996
                                                        ---------  ---------  ---------
Net operating loss carryforwards                         $ 53,000   $ 29,160   $ 15,200
Research credits                                            1,900        910        400
Acquired intangible assets                                  5,700      5,670      1,865
Depreciation                                                4,300      1,730        390
Capitalized research & development expenses                 1,100         --         --
Other                                                       2,300        710      1,345
                                                        ---------  ---------  ---------
   Total deferred tax assets                             $ 68,300   $ 38,180   $ 19,200
Valuation allowance for deferred tax assets               (68,300)   (38,180)   (19,200)
                                                        ---------  ---------  ---------
   Net deferred tax assets                               $     --   $     --   $     --
                                                        =========  =========  =========

   Because of the Company's lack of earnings history, the deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by $30.1 million and $19.0 million during the years ended December 31, 1998 and 1997, respectively. Approximately $26.0 million of the valuation allowance at December 31, 1998 is attributable to stock option deductions, the benefit of which will be credited to paid in capital when realized.

   As of December 31, 1998, the Company had federal and state net operating loss carryforwards of approximately $143.4 million and $71.0 million, respectively. The federal net operating loss carryforwards will expire at various dates beginning in 2009 through 2013, and the state net operating loss carryforwards will expire at various dates beginning in 1999 through 2003. As of December 31, 1998 the Company also had federal and California research and development credit carryforwards of approximately $1.0 and $1.4 million, respectively. The federal credits will expire in 2009 through 2013 if not utilized.

   Utilization of the net operating losses and tax credit carryforwards may be subject to a substantial annual limitation due to the ownership change provisions of the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating losses and credits before full utilization.

10.     JOINT VENTURES

   Excite Japan

   In October 1997, the Company and Itochu Corporation and certain affiliated entities (collectively "Itochu") entered into a joint venture agreement with respect to the Company's wholly-owned subsidiary, Excite Japan, Co. Ltd. ("Excite Japan") in order to provide Web based information services to the Japanese market. The Company intends to retain a 50% equity interest in Excite Japan. Advertising sales responsibilities will be assumed by CTC Create Corporation, a wholly-owned subsidiary of Itochu Corporation. The joint venture agreement with respect to Excite Japan obligates Excite and Itochu to make capital contributions in the aggregate amount of $10.0 million by March 31, 1999. Itochu loaned Excite $5.0 million (see Note 6) in 1997 in order to fund Excite's capital contributions. As of December 31, 1998 and 1997 Excite had invested $4.9 million and $168,000, respectively, in the joint venture, and had recognized 50% of the losses through December 31, 1998 and 1997 totaling $2.1 million and $477,000. Condensed financial information of Excite Japan has not been presented as its operating results and financial position are not material to the consolidated financial statements of the Company.

   Excite Italia

   In August 1998, the Company and Telecom Italia S.p.A. ("Telecom Italia") entered into a joint venture agreement to form Excite Italia BV ("Excite Italia"). The new company, Excite Italia, which is owned 50% by Excite and 50% by Telecom Italia, will program certain portions of www.tin.lit, the Internet site of TIN, a division of Telecom Italia and one of Italy's Internet access providers, as well as provide an Italian language search directory service under the Excite brand. Telecom Italia has committed to provide the initial start-up capital for the venture, while Excite will provide the core technology, related services and brand name. The cash contributed by Telecom Italia to Excite Italia is in the form of a loan and is capped at approximately 10.5 billion Lira. Excite will account for its interest in the joint venture under the equity method.

   Excite Asia Pacific

   In August 1998, the Company and LibertyOne Limited ("LibertyOne") entered into a joint venture agreement to form Excite Asia Pacific Pty Ltd ("Excite Asia Pacific"). The new company, Excite Asia Pacific, is owned 50% by Excite and 50% by LibertyOne and will build an Excite branded, advertising and commerce supported Web portal for the Australian and the Asia-Pacific Internet markets. LibertyOne will contribute a total of 10.0 million Australian Dollars for a 50% equity ownership in Excite Asia Pacific. Excite will provide the core technology, related services and brand name for the remaining 50% equity ownership in Excite Asia Pacific. Excite will account for its interest in the joint venture under the equity method.

   Excite UK

   In January 1999, the Company and British Telecom Holdings Ltd ("BT") entered into a joint venture agreement whereby BT purchased 50% of the shares of Excite UK Ltd, that had been a wholly-owned subsidiary of the Company. The new joint venture company, which will continue to be known as Excite UK Ltd., will be owned 50% by the Company and 50% by BT, and will continue to provide an Excite branded, advertising and commerce supported Web portal for the market in the United Kingdom. BT will contribute a total of 6,250,000 Pounds Sterling. Excite will contribute the core technology, related services and brand name. Excite will account for its interest in the joint venture under the equity method.

11.     SEGMENT INFORMATION

   The Company operates in the Internet navigation industry and the Internet ad serving and targeting business segments. Prior to the merger with MatchLogic, which began operations in May 1997, the Company operated only in the Internet navigation industry. The Company's management has determined the operating segments based upon how the business is managed and operated. MatchLogic, which provides Internet ad serving and targeting services, operates as an independent subsidiary of the Company with its own sales force, research and development and operations departments.

   Information by Operating Segment:

                                                              INTERNET         AD SERVING
(IN THOUSANDS)                                                NAVIGATION       & TARGETING          TOTAL
                                                              ----------       -----------          -----
Year ended December 31, 1998
----------------------------

Operating information:
  Revenues from external customers                            $ 126,370         $  28,990         $ 155,360
  Gross profit                                                $ 100,308         $  25,566         $ 125,874
  Distribution license fees and data acquisition costs        $  14,899         $   6,824         $  21,723
  Segment operating loss                                      $ (29,269)        $  (4,919)        $ (34,188)
Balance sheet information at December 31, 1998:
  Total assets                                                $ 205,662         $  15,011         $ 220,673

Year ended December 31, 1997
----------------------------

Operating information:
  Revenues from external customers                            $  51,863         $   3,963         $  55,826
  Gross profit                                                $  30,688         $   3,537         $  34,225
  Distribution license fees and data acquisition costs        $   7,615         $   1,750         $   9,365
  Segment operating loss                                      $ (35,273)        $ (10,931)        $ (46,204)
Balance sheet information at December 31, 1997:
  Total assets                                                $  75,893         $   3,263         $  79,156

Balance sheet information at December 31, 1997:
  Total assets                                                $  75,893         $   3,263         $  79,156


   Information by Geographic Area:

                                              YEARS ENDED DECEMBER 31,
                                   ---------------------------------------------
(IN THOUSANDS)                       1998              1997              1996
                                   ---------         ---------         ---------
Revenues:
  United States operations
    United States customers        $ 151,135         $  53,798         $  14,787
    International customers              211               831                36
                                   ---------         ---------         ---------
                                     151,346            54,629            14,823
  International operations:
    International customers            4,014             1,197                --
                                   ---------         ---------         ---------
      Total revenues               $ 155,360         $  55,826         $  14,823
                                   =========         =========         =========

Operating loss:
  United States operations         $ (31,867)        $ (42,808)        $ (45,105)
  International operations            (2,321)           (3,396)             (129)
                                   ---------         ---------         ---------

      Total operating loss         $ (34,188)        $ (46,204)        $ (45,234)
                                   =========         =========         =========


                                                 DECEMBER 31,
                                  ----------------------------------------
(IN THOUSANDS)                      1998            1997            1996
                                  --------        --------        --------
Long-lived assets:
  United States operations        $ 72,074        $ 21,729        $ 21,198
  International operations              81             313              --
                                  --------        --------        --------
                                  $ 72,155        $ 22,042        $ 21,198
                                  ========        ========        ========
Total assets:
  United States operations        $217,789        $ 78,051        $ 48,780
  International operations           2,884           1,105              30
                                  --------        --------        --------
                                  $220,673        $ 79,156        $ 48,810
                                  ========        ========        ========

12.     RELATED PARTY TRANSACTIONS

   Intuit

   In June 1997, the Company sold 5,800,000 shares of the Company's Common Stock to Intuit at a price of $6.75 per share. Proceeds from this offering were approximately $38.4 million net of offering costs. Also in June 1997, the Company entered into a Joint Activities Agreement with Intuit. Under this agreement, Intuit became the exclusive provider and aggregator of financial content on all of Excite's services, and Excite became the exclusive search and navigation service featured in the U.S. versions of Intuit's Quicken, Quickbooks and TurboTax products. Under this agreement, the two companies share certain revenues and expenses at varying amounts throughout the seven year term of this agreement. For the years ended December 31, 1998 and 1997 the Company recorded approximately $8.3 million and $1.5 million due to Intuit under this agreement, of which approximately $5.1 was unpaid as of December 31, 1998.

   The Company borrowed $50.0 million from Intuit, which is a principal stockholder of the Company, in April 1998 to fund a portion of the Company's cash payment obligation to Netscape under the Netcenter Agreement. The loan bore interest at 5.9% per annum and was due no later than October 30, 1998. In June 1998, the Company repaid the loan in full, plus interest of approximately $410,000, with proceeds from the Company's public offering, which closed in June 1998. See Note 7.

   America Online

   In November 1996, the Company entered into a five-year distribution agreement with America Online ("AOL") which expires in November 2001 under which a co-branded version of the Excite search and directory service, AOL NetFind Powered by Excite, is designated as the exclusive Web search and directory service for the AOL service for an initial two-year period ending in November 1998. In 1998, the exclusive period was extended by AOL beyond the initial two-year term through December 31, 1999. If the exclusive period is not extended by AOL beyond December 31, 1999, the co-branded service would become the "default" search and directory service of AOL. Excite will also advertise AOL's service on Excite and AOL will pay a commission to the Company for new AOL subscribers referred from these advertisements. The Company is also required to satisfy certain technical, product feature and editorial criteria. Revenues associated with this agreement for the year ended December 31, 1998 was $4.8 million. Revenues and expenses associated with this agreement for the years ended December 31, 1997 and 1996 were not material.

   Notes Receivable from an Officer

   In 1998, the Company provided an officer of the Company a loan option for $750,000. In December 1998, the officer exercised this loan option and borrowed $675,000 from the Company. This note receivable bears interest at 4.4% compounded quarterly and is secured by the officer's stock options of the Company. This note receivable is due upon the earlier of the following events: at the end of the officer's third year of employment with the Company (August
2001); the fair value of the stock option falls below $750,000; or if employment with the Company is terminated for any reason. At December 31, 1998, the outstanding $675,000 note receivable is included in other current assets. Accrued interest as of December 31, 1998 was not material.

   Other Related Party Transactions

   In December 1998, MatchLogic, a wholly-owned subsidiary of Excite, invested in a small company that collects and provides user profiles. MatchLogic contributed targeting technology in exchange for an ownership of 19% in the company. Revenues associated with providing clickstream data and anonymous profiles to the Company for the year ended December 31, 1998, was $3.5 million. This amount was paid in full to the Company in December 1998.

13.     NETSCAPE AGREEMENT

   In April 1998, the Company and Netscape entered into a two-year agreement (the "Netcenter Agreement") with respect to Netscape's "Netcenter" online service. Under the Netcenter Agreement, the Company will provide programming and content for the Co-Branded channels to be offered on Netscape's Netcenter online service and will develop a Web search and directory service for Netscape (collectively, the "Co-Branded Services"). In addition, the Company's Classifieds2000 service will be featured as the provider of classified advertising (excluding career and job posting classified ads) for the Netcenter service. The Company will also be featured as a "premier provider" on the "Net Search" page of Netscape's Web site and will also be similarly featured on the Netcenter Widget Tool. The Company will be responsible for advertising sales for, and will pay to Netscape a percentage of advertising revenues generated from, the Co-Branded Netcenter channels, the search service and the directory service, and will also be required to make payments based upon the amount of traffic generated from the Net Search page and the Netcenter Widget Tool. The Company has paid a total of $70.0 million as a prepayment of its obligations under the Netcenter Agreement. In addition, the Company has issued a warrant to Netscape to purchase 846,158 shares of the Company's Common Stock at an exercise price of approximately $29.55 per share and a second warrant to purchase shares of the Company's Common Stock at an aggregate exercise price of $10.0 million. The original fair value assigned to the warrants was $16.1 million.

   In the second quarter of 1998 the Company capitalized $29.3 million as Prepaid Distribution Fees and charged $56.8 million to operations as a non-recoverable portion of the prepayment to Netscape. The Company had previously concluded that there was no reasonable basis to assume a probable recovery of the value of the prepayment and warrants issued to Netscape. Specifically, the Company had developed a valuation model to calculate the anticipated incremental net revenues that would be earned from the Netcenter Agreement over its term of two-years. This model determined that an amount of $56.8 million was not expected to be recovered from anticipated future revenue streams. Accordingly, the Company expensed this amount in its originally reported June 30 1998 operating results.

   After discussions with the Staff of the Securities and Exchange Commission, the Company revised the original accounting for this transaction and increased the fair value of the warrants issued to Netscape by $3.8 million. The total consideration of $89.9 million has been capitalized as Prepaid Netscape Distribution Costs and Trademarks. The amount capitalized represents the amount of the sum of the prepayments ($70.0 million) and the revised valuation of the warrants issued ($19.9 million) from the Netcenter Agreement. The $89.9 million, representing the combined value of marketing and distribution rights, trademarks and other exclusive rights, which extend over the term of the Netcenter Agreement, will be recognized ratably over the term of the agreement as distribution services are received, commencing with the launch of the service in June 1998. Prepaid Netscape Distribution Costs and Trademarks consists of the following:

                                                                  CAPITALIZED      AMORTIZATION        BALANCE
                                                                 AMOUNTS AS OF    JUNE 1, 1998 TO       AS OF
                                                                    APRIL 30        DECEMBER 31,     DECEMBER 31,
(IN THOUSANDS)                                                        1998             1998             1998
                                                                    --------         --------         --------
Prepaid distribution license fees and data acquisition costs        $ 29,285         $ (5,776)        $ 23,509
Prepaid Netscape service                                              50,591          (14,757)          35,834
Prepaid trademark license                                             10,000           (2,916)           7,084
                                                                    --------         --------         --------
                                                                    $ 89,876         $(23,449)        $ 66,427
                                                                    ========         ========         ========

   During the year ended December 31, 1998, the Company amortized $23.5 million to operations. The $23.5 million charge to operations is as follows: $5.8 million is included in Distribution License Fees and Data Acquisition Costs and $17.7 million is reported separately as Amortization of Prepaid Netscape Service.

   In July 1998, Netscape exercised a portion of the warrant issued under the Netcenter Agreement and paid approximately $5.9 million to purchase 200,000 shares of the Company's Common Stock.

14.     OTHER SIGNIFICANT AGREEMENTS

   In April 1996, Excite and McKinley each entered into agreements with Netscape under which they were each designated as one of five "premier providers" of search and navigation services accessible from the "Net Search" button on the Netscape home page. These agreements provided that the "premier provider" status was established for one year from April 1, 1996, in exchange for which the Company made payments in cash and delivery of advertising impressions totaling $10.0 million over the course of the year. These contracts were subsequently extended to April 30, 1997.

   In March 1997, the Company entered into an agreement to continue the premier provider arrangement for the Excite brand, and a marquee provider agreement for the WebCrawler brand covering the period from May 1, 1997 through April 30, 1998. Under the terms of these agreements, the Company was committed to make minimum payments of $8.25 million in exchange for a guaranteed number of impressions. Of the $8.25 million minimum, a portion was being applied towards advertising by Netscape on the Excite Network over the one year term of the agreements based upon delivery of such advertisements, with the remainder being paid in cash at intervals over the term of the agreements.

   In June 1997, the Company entered into a Co-Marketing Services Agreement and a Trademark License Agreement with Netscape. Under these agreements, the Company is responsible for the programming, production, operations and advertising sales of "International Netscape Guide by Excite", a new service being made available in Australia, France, Germany, Japan and the United Kingdom. In connection with these agreements, the Company made a payment of $4.0 million to Netscape in July 1997, which is being amortized over the terms of these agreements to distribution license fees expense. At December 31, 1998, the unamortized portion of this payment of $2.5 million was included in other assets.

15.     LITIGATION

   On November 18, 1996, Kristine Paaso and Laura Lindsey filed a complaint in the California Superior Court, Santa Clara County, against the Company and certain of its founders alleging breach of an alleged oral agreement, breach of fiduciary duty and fraud. The plaintiffs allege that they participated in the creation of the Company's business plan and were entitled to participate as officers and stockholders of the Company. The complaint seeks an unspecified amount of damages, including punitive damages. In February 1998, the Court granted the Company a motion for summary judgment to this complaint and entered judgment in favor of the Company and the individual defendants on all claims. The plaintiffs have subsequently filed a notice of appeal from the judgment. The Company intends to continue to defend this action vigorously. It may not be possible to ascertain the definitive outcome of this litigation at this time, an unfavorable outcome may have an adverse effect on the Company's business, results of operations and financial condition.

   The Company is also subject to other legal proceedings and claims that arise in the ordinary course of business. Management currently believes that the ultimate amount of liability, if any, with respect to any pending actions, either individually or in the aggregate, will not materially affect the financial position, results of operations or liquidity of the Company. However, the ultimate outcome of any litigation is uncertain. If an unfavorable outcome were to occur, the impact may be material. Furthermore, any litigation, regardless of the outcome, may have an adverse impact on the Company's results of operations as a result of defense costs, diversion of management resources, and other factors.

16.     QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                      THREE MONTHS ENDED,
                                                                 ----------------------------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)                            MAR. 31          JUN. 30          SEP. 30          DEC. 31
                                                                 -------          -------          -------          -------
1998:
Revenues                                                        $ 24,256         $ 33,005         $ 44,004         $ 54,095
Cost of revenues:
    Hosting costs                                                  2,788            3,667            4,447            5,259
    Royalties and other cost of revenues                           3,219            2,792            3,277            4,037
                                                                --------         --------         --------         --------
        Total cost of revenues                                     6,007            6,459            7,724            9,296
Gross profit                                                      18,249           26,546           36,280           44,799
Operating expenses:
    Research and development                                       6,252            7,291            8,151            7,863
    Sales and marketing                                           10,776           14,918           16,294           21,086
    Distribution license fees and data acquisition costs           3,986            5,179            5,664            6,894
    General and administrative                                     3,115            3,928            4,264            5,625
    In-process technology                                             --            6,200               --               --
    Merger and acquisition related costs, including
      amortization of goodwill and other purchased
      intangibles                                                    977            1,920            1,177              829
    Amortization of prepaid Netscape service                          --            2,525            7,574            7,574
                                                                --------         --------         --------         --------
        Total operating expenses                                  25,106           41,961           43,124           49,871
Operating loss                                                    (6,857)         (15,415)          (6,844)          (5,072)
Interest income                                                      402              385              420              418
Interest expense and other                                          (610)          (1,034)            (561)            (657)
Equity share of losses of affiliated company                        (479)            (551)            (614)            (490)
                                                                --------         --------         --------         --------
Net loss                                                        $ (7,544)        $(16,615)        $ (7,599)        $ (5,801)
                                                                ========         ========         ========         ========

Basic and diluted net loss per share                            $  (0.18)        $  (0.36)        $  (0.15)        $  (0.11)
                                                                ========         ========         ========         ========
Shares used in computing net loss per share                       41,336           46,600           50,339           51,511
                                                                ========         ========         ========         ========

1997:
Revenues                                                        $  8,021         $ 10,476         $ 16,394         $ 20,935
Cost of revenues:
    Hosting costs                                                  1,852            1,701            2,539            2,555
    Royalties and other cost of revenues                             663              679            1,271            2,127
    Amortization of purchased technology                           2,399            1,938            1,939            1,938
                                                                --------         --------         --------         --------
        Total cost of revenues                                     4,914            4,318            5,749            6,620
Gross profit                                                       3,107            6,158           10,645           14,315
Operating expenses:
    Research and development                                       3,373            4,064            4,767            5,996
    Sales and marketing                                            6,745            7,903            8,607           11,056
    Distribution license fees and data acquisition costs              30            1,707            3,216            4,412
    General and administrative                                     2,087            2,412            3,365            4,354
    In-process technology                                             --            2,346               --               --
    Merger and acquisition related costs, including
      amortization of goodwill and other purchased
      intangibles                                                    953              463              530            2,043
                                                                --------         --------         --------         --------
        Total operating expenses                                  13,188           18,895           20,485           27,861
Operating loss                                                   (10,081)         (12,737)          (9,840)         (13,546)
Interest income                                                      251              277              409              380
Interest expense and other                                          (123)            (248)            (348)            (731)
Equity share of losses of affiliated company                          --               --               --             (477)
                                                                --------         --------         --------         --------
Net loss                                                        $ (9,953)        $(12,708)        $ (9,779)        $(14,374)
                                                                ========         ========         ========         ========

Basic and diluted net loss per share                            $  (0.39)        $  (0.48)        $  (0.30)        $  (0.42)
                                                                ========         ========         ========         ========
Shares used in computing net loss per share                       25,394           26,482           32,900           34,139
                                                                ========         ========         ========         ========

                                                                                     THREE MONTHS ENDED,
                                                                 ----------------------------------------------------------
                                                                 MAR. 31          JUN. 30          SEP. 30          DEC. 31
                                                                 -------          -------          -------          -------
1996:
Revenues                                                        $  1,374         $  2,816         $  4,082         $  6,551
Cost of revenues:
    Hosting costs                                                    246              413            1,015            1,622
    Royalties and other cost of revenues                             143               14              160              370
    Amortization of purchased technology                              --               --               --              186
                                                                --------         --------         --------         --------
        Total cost of revenues                                       389              427            1,175            2,178
Gross profit                                                         985            2,389            2,907            4,373
Operating expenses:
    Research and development                                       1,376            2,109            2,132            2,646
    Sales and marketing                                            2,489            3,203            6,394            9,272
    Distribution license fees and data acquisition costs           1,625           10,000              253               --
    General and administrative                                     1,141            2,812            2,007            1,795
    In-process technology                                             --               --               --            3,500
    Merger and acquisition related costs, including
      amortization of goodwill and other purchased
      intangibles                                                     --               73            2,292              769
                                                                --------         --------         --------         --------
        Total operating expenses                                   6,631           18,197           13,078           17,982
Operating loss                                                    (5,646)         (15,808)         (10,171)         (13,609)
Interest income                                                       30              492              539              403
Interest expense and other                                           (28)            (121)            (111)            (149)
                                                                --------         --------         --------         --------
Net loss                                                        $ (5,644)        $(15,437)        $ (9,743)        $(13,355)
                                                                ========         ========         ========         ========

Basic and diluted net loss per share                            $  (1.35)        $  (0.67)        $  (0.41)        $  (0.56)
                                                                ========         ========         ========         ========
Shares used in computing net loss per share                        4,170           22,903           23,647           23,872
                                                                ========         ========         ========         ========

17.     SUBSEQUENT EVENTS (UNAUDITED)

   At Home Merger

   On January 19, 1999, Excite, At Home Corporation ("At Home"), an Internet service provider aimed at broadband cable subscribers, and Countdown Acquisition Corporation, entered into a definitive Agreement and Plan of Reorganization, (the "Merger Agreement").

   Pursuant to the Merger Agreement, Excite will become a wholly-owned subsidiary of At Home. At the effective time of the Merger, all outstanding shares of Excite's Capital Stock will be exchanged for shares of At Home's Series A Common Stock, and options and warrants to purchase Excite's Capital Stock will be exchanged for options or warrants, as applicable, to purchase shares of At Home's Series A Common Stock. Each share of Excite's Common Stock will be exchanged for 1.041902 shares of At Home's Series A Common Stock. At Home has announced that it intends to effect a 2-for-1 stock split in the future. If this stock split occurs before the merger closes, each Excite Stockholder will receive 2.083804 shares of At Home's Series A Common Stock for each share of Excite Common Stock. The exercise price and number of shares of Excite's Capital Stock subject to Company options or warrants, will be appropriately adjusted to reflect the exchange ratio. Any outstanding convertible debt at the effective time of the Merger, will thereafter be convertible into the number of shares of At Home's Series A Common Stock to which a holder of Excite's Common Stock would have been entitled to receive if the holder had converted the convertible debt into Excite's Common Stock prior to the Merger. The transaction is intended to qualify as a tax-free reorganization and will be accounted for as a purchase.

   In connection with the execution of the Merger Agreement, Excite and At Home entered into a Stock Option Agreement (the "Stock Option Agreement") pursuant to which Excite granted to At Home an option to purchase up to 19.9% of the outstanding shares of Excite's Common Stock, which is exercisable upon the occurrence of certain events specified in the Stock Option Agreement.

   The Merger, which is expected to close in the second quarter of 1999, is subject to various conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act and approval of the Excite's and At Home's stockholders.

   Excite may be required to pay a substantial termination fee if the Merger Agreement is terminated for certain specific reasons. Excite has filed the Merger Agreement with the Securities and Exchange Commission on January 20, 1999 under its Report on Form 8-K.

   Netscape Warrant Exercise

   In January and February 1999, Netscape exercised a portion of the warrant issued under the Netcenter Agreement and paid approximately $19.1 million to purchase 646,158 shares of the Company's Common Stock.

   Related Party Transaction

   In January 1999, AOL sold approximately 4,900,000 shares of Excite Common Stock. As a result, of this sale, AOL ceased to be the beneficial owner of more than five percent of Excite's Common Stock on that date.